FILED PURSUANT TO RULE 424(B)(3)
File Number 333-166304
SUNGARD DATA SYSTEMS INC.
SUPPLEMENT NO. 1 TO
MARKET-MAKING PROSPECTUS DATED JUNE 18, 2010

THE DATE OF THIS SUPPLEMENT IS AUGUST 6, 2010

ON AUGUST 6, 2010, SUNGARD DATA SYSTEMS INC. FILED THE ATTACHED
FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2010

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☑	Quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended June 30, 2010
OR

☐	Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from                      to
Commission file numbers:

SunGard Capital Corp.	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	001-12989

SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
680 East Swedesford Road, Wayne, Pennsylvania 19087
(Address of principal executive offices, including zip code)
484-582-2000
(Registrants’ telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

SunGard Capital Corp.	Yes ☑ No ☐
SunGard Capital Corp. II	Yes ☑ No ☐
SunGard Data Systems Inc.	Yes ☐ No ☑
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

SunGard Capital Corp.	Yes ☐ No ☐
SunGard Capital Corp. II	Yes ☐ No ☐
SunGard Data Systems Inc.	Yes ☐ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

SunGard Capital Corp.	Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑.	Smaller reporting company ☐.
SunGard Capital Corp. II	Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑.	Smaller reporting company ☐.
SunGard Data Systems Inc.	Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑.	Smaller reporting company ☐.
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

SunGard Capital Corp.	Yes ☐ No ☑
SunGard Capital Corp. II	Yes ☐ No ☑
SunGard Data Systems Inc.	Yes ☐ No ☑
The number of shares of the registrants’ common stock outstanding as of June 30, 2010:

SunGard Capital Corp.	255,385,421 shares of Class A common stock and 28,376,090 shares of Class L common stock
SunGard Capital Corp. II	100 shares of common stock
SunGard Data Systems Inc.	100 shares of common stock

SunGard Capital Corp.
SunGard Capital Corp. II
SunGard Data Systems Inc.
And Subsidiaries

Part I. FINANCIAL INFORMATION
Explanatory Note
This Form 10-Q is a combined quarterly report being filed separately by three registrants: SunGard Capital Corp. (“SCC”), SunGard Capital Corp. II (“SCCII”) and SunGard Data Systems Inc. (“SunGard”). SCC and SCC II are collectively referred to as the “Parent Companies”. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us” and “our” refer to the Parent Companies together with their direct and indirect subsidiaries, including SunGard. Each registrant hereto is filing on its own behalf all of the information contained in this quarterly report that relates to such registrant. Each registrant hereto is not filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

1

Item 1. Financial Statements
SunGard Capital Corp.
Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31,	June 30,
	2009	2010

Assets
Current:
Cash and cash equivalents	$664	$729
Trade receivables, less allowance for doubtful accounts of $49 and $58	955	842
Earned but unbilled receivables	181	182
Prepaid expenses and other current assets	189	165
Clearing broker assets	332	283
Deferred income taxes	22	22

Total current assets	2,343	2,223

Property and equipment, less accumulated depreciation of $936 and $1,020	925	888
Software products, less accumulated amortization of $1,091 and $1,183	1,020	897
Customer base, less accumulated amortization of $954 and $1,056	2,294	2,151
Other intangible assets, less accumulated amortization of $24 and $21	195	176
Trade name, less accumulated amortization of $10 and $5	1,025	1,023
Goodwill	6,178	6,076

Total Assets	$13,980	$13,434

Liabilities and Equity
Current:
Short-term and current portion of long-term debt	$64	$54
Accounts payable	72	55
Accrued compensation and benefits	319	238
Accrued interest expense	146	143
Other accrued expenses	412	380
Clearing broker liabilities	294	251
Deferred revenue	1,040	981

Total current liabilities	2,347	2,102

Long-term debt	8,251	8,220
Deferred income taxes	1,318	1,246

Total liabilities	11,916	11,568

Commitments and contingencies

Noncontrolling interest in preferred stock of SCCII subject to a put option	51	55
Class L common stock subject to a put option	88	90
Class A common stock subject to a put option	11	11

Stockholders’ equity:
Class L common stock, convertible, par value $.001 per share; cumulative 13.5% per annum, compounded quarterly; aggregate liquidation preference of $4,151 million and $4,440 million; 50,000,000 shares authorized, 28,613,930 and 28,644,360 shares issued	—	—
Class A common stock, par value $.001 per share; 550,000,000 shares authorized, 257,529,758 and 257,803,713 shares issued	—	—
Capital in excess of par value	2,678	2,690
Treasury stock, 248,414 and 268,270 shares of Class L common stock; and 2,239,549 and 2,418,292 shares of Class A common stock	(27)	(29)
Accumulated deficit	(2,209)	(2,380)
Accumulated other comprehensive income	(121)	(257)

Total SunGard Capital Corp. stockholders’ equity	321	24
Noncontrolling interest in preferred stock of SCCII	1,593	1,686

Total equity	1,914	1,710

Total Liabilities and Equity	$13,980	$13,434

The accompanying notes are an integral part of these consolidated financial statements.

2

SunGard Capital Corp.
Consolidated Statements of Operations
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Services	$1,242	$1,141	$2,489	$2,278
License and resale fees	79	119	143	203

Total products and services	1,321	1,260	2,632	2,481
Reimbursed expenses	48	38	72	66

	1,369	1,298	2,704	2,547

Costs and expenses:
Cost of sales and direct operating	684	592	1,370	1,196
Sales, marketing and administration	263	286	532	561
Product development	85	93	172	189
Depreciation and amortization	72	72	141	147
Amortization of acquisition-related intangible assets	130	122	254	245
Merger costs and other	1	7	1	9

	1,235	1,172	2,470	2,347

Income from operations	134	126	234	200
Interest income	—	1	1	1
Interest expense and amortization of deferred financing fees	(155)	(160)	(306)	(319)
Other income	14	14	21	14

Loss before income taxes	(7)	(19)	(50)	(104)
Benefit from (provision for) income taxes	—	(2)	9	29

Net loss	(7)	(21)	(41)	(75)
Income attributable to the noncontrolling interest (including $(1) million, $(3) million, $- and $3 million in temporary equity)	(44)	(49)	(86)	(96)

Net loss attributable to SunGard Capital Corp.	$(51)	$(70)	$(127)	$(171)

The accompanying notes are an integral part of these consolidated financial statements.

3

SunGard Capital Corp.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six months ended June 30,
	2009	2010
Cash flow from operations:
Net loss	$(41)	$(75)
Reconciliation of net loss to cash flow from operations:
Depreciation and amortization	395	392
Deferred income tax benefit	(51)	(59)
Stock compensation expense	14	17
Amortization of deferred financing costs and debt discount	20	22
Other noncash items	(21)	(13)
Accounts receivable and other current assets	(17)	142
Accounts payable and accrued expenses	(141)	(124)
Clearing broker assets and liabilities, net	(3)	6
Deferred revenue	8	(62)

Cash flow from operations	163	246

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(12)	(13)
Cash paid for property and equipment and software	(167)	(148)
Other investing activities	3	8

Cash used in investment activities	(176)	(153)

Financing activities:
Cash received from issuance of common stock	—	1
Cash received from borrowings, net of fees	268	29
Cash used to repay debt	(724)	(35)
Cash used to purchase treasury stock	(1)	(3)
Other financing activities	(2)	(1)

Cash used in financing activities	(459)	(9)

Effect of exchange rate changes on cash	5	(19)

Increase (decrease) in cash and cash equivalents	(467)	65
Beginning cash and cash equivalents	975	664

Ending cash and cash equivalents	$508	$729

Supplemental information:
Acquired businesses:
Property and equipment	$—	$2
Software products	8	3
Customer base	4	10
Goodwill	4	2
Other tangible and intangible assets	—	3
Deferred income taxes	(1)	(2)
Purchase price obligations and debt assumed	(1)	(1)
Net current liabilities assumed	(2)	(4)

Cash paid for acquired businesses, net of cash acquired of $1 and $2, respectively	$12	$13

The accompanying notes are an integral part of these consolidated financial statements.

4

SunGard Capital Corp. II
Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31,	June 30,
	2009	2010

Assets
Current:
Cash and cash equivalents	$664	$729
Trade receivables, less allowance for doubtful accounts of $49 and $58	955	842
Earned but unbilled receivables	181	182
Prepaid expenses and other current assets	189	165
Clearing broker assets	332	283
Deferred income taxes	22	22

Total current assets	2,343	2,223

Property and equipment, less accumulated depreciation of $936 and $1,020	925	888
Software products, less accumulated amortization of $1,091 and $1,183	1,020	897
Customer base, less accumulated amortization of $954 and $1,056	2,294	2,151
Other intangible assets, less accumulated amortization of $24 and $21	195	176
Trade name, less accumulated amortization of $10 and $5	1,025	1,023
Goodwill	6,178	6,076

Total Assets	$13,980	$13,434

Liabilities and Stockholders’ Equity
Current:
Short-term and current portion of long-term debt	$64	$54
Accounts payable	72	55
Accrued compensation and benefits	319	238
Accrued interest expense	146	143
Other accrued expenses	412	380
Clearing broker liabilities	294	251
Deferred revenue	1,040	981

Total current liabilities	2,347	2,102

Long-term debt	8,251	8,220
Deferred income taxes	1,318	1,246

Total liabilities	11,916	11,568

Commitments and contingencies

Preferred stock subject to a put option	38	39

Stockholders’ equity:
Preferred stock, par value $.001 per share; cumulative 11.5% per annum, compounded quarterly; aggregate liquidation preference of $1,627 million and $1,723 million; 14,999,000 shares authorized, 9,904,863 and 9,915,398 issued	—	—
Common stock, par value $.001 per share; 1,000 shares authorized, 100 shares issued and outstanding	—	—
Capital in excess of par value	3,724	3,737
Treasury stock, 86,008 and 92,883 shares	(10)	(11)
Accumulated deficit	(1,567)	(1,642)
Accumulated other comprehensive income	(121)	(257)

Total stockholders’ equity	2,026	1,827

Total Liabilities and Stockholders’ Equity	$13,980	$13,434

The accompanying notes are an integral part of these consolidated financial statements.

5

SunGard Capital Corp. II
Consolidated Statements of Operations
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Services	$1,242	$1,141	$2,489	$2,278
License and resale fees	79	119	143	203

Total products and services	1,321	1,260	2,632	2,481
Reimbursed expenses	48	38	72	66

	1,369	1,298	2,704	2,547

Costs and expenses:
Cost of sales and direct operating	684	592	1,370	1,196
Sales, marketing and administration	263	286	532	561
Product development	85	93	172	189
Depreciation and amortization	72	72	141	147
Amortization of acquisition-related intangible assets	130	122	254	245
Merger costs and other	1	7	1	9

	1,235	1,172	2,470	2,347

Income from operations	134	126	234	200
Interest income	—	1	1	1
Interest expense and amortization of deferred financing fees	(155)	(160)	(306)	(319)
Other income	14	14	21	14

Loss before income taxes	(7)	(19)	(50)	(104)
Benefit from (provision for) income taxes	—	(2)	9	29

Net loss	$(7)	$(21)	$(41)	$(75)

The accompanying notes are an integral part of these consolidated financial statements.

6

SunGard Capital Corp. II
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six months ended June 30,
	2009	2010
Cash flow from operations:
Net loss	$(41)	$(75)
Reconciliation of net loss to cash flow from operations:
Depreciation and amortization	395	392
Deferred income tax benefit	(51)	(59)
Stock compensation expense	14	17
Amortization of deferred financing costs and debt discount	20	22
Other noncash items	(21)	(13)
Accounts receivable and other current assets	(17)	142
Accounts payable and accrued expenses	(141)	(124)
Clearing broker assets and liabilities, net	(3)	6
Deferred revenue	8	(62)

Cash flow from operations	163	246

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(12)	(13)
Cash paid for property and equipment and software	(167)	(148)
Other investing activities	3	8

Cash used in investment activities	(176)	(153)

Financing activities:
Cash received from borrowings, net of fees	268	29
Cash used to repay debt	(724)	(35)
Cash used to purchase treasury stock	—	(1)
Other financing activities	(3)	(2)

Cash used in financing activities	(459)	(9)

Effect of exchange rate changes on cash	5	(19)

Increase (decrease) in cash and cash equivalents	(467)	65
Beginning cash and cash equivalents	975	664

Ending cash and cash equivalents	$508	$729

Supplemental information:
Acquired businesses:
Property and equipment	$—	$2
Software products	8	3
Customer base	4	10
Goodwill	4	2
Other tangible and intangible assets	—	3
Deferred income taxes	(1)	(2)
Purchase price obligations and debt assumed	(1)	(1)
Net current liabilities assumed	(2)	(4)

Cash paid for acquired businesses, net of cash acquired of $1 and $2, respectively	$12	$13

The accompanying notes are an integral part of these consolidated financial statements.

7

SunGard Data Systems Inc.
Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31,	June 30,
	2009	2010
Assets
Current:
Cash and cash equivalents	$664	$729
Trade receivables, less allowance for doubtful accounts of $49 and $58	955	842
Earned but unbilled receivables	181	182
Prepaid expenses and other current assets	189	165
Clearing broker assets	332	283
Deferred income taxes	22	22

Total current assets	2,343	2,223

Property and equipment, less accumulated depreciation of $936 and $1,020	925	888
Software products, less accumulated amortization of $1,091 and $1,183	1,020	897
Customer base, less accumulated amortization of $954 and $1,056	2,294	2,151
Other intangible assets, less accumulated amortization of $24 and $21	195	176
Trade name, less accumulated amortization of $10 and $5	1,025	1,023
Goodwill	6,178	6,076

Total Assets	$13,980	$13,434

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$64	$54
Accounts payable	72	55
Accrued compensation and benefits	319	238
Accrued interest expense	146	143
Other accrued expenses	413	382
Clearing broker liabilities	294	251
Deferred revenue	1,040	981

Total current liabilities	2,348	2,104

Long-term debt	8,251	8,220
Deferred income taxes	1,314	1,241

Total liabilities	11,913	11,565

Commitments and contingencies

Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and oustanding	—	—
Capital in excess of par value	3,755	3,768
Accumulated deficit	(1,567)	(1,642)
Accumulated other comprehensive income	(121)	(257)

Total stockholder’s equity	2,067	1,869

Total Liabilities and Stockholder’s Equity	$13,980	$13,434

The accompanying notes are an integral part of these consolidated financial statements.

8

SunGard Data Systems Inc.
Consolidated Statements of Operations
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Services	$1,242	$1,141	$2,489	$2,278
License and resale fees	79	119	143	203

Total products and services	1,321	1,260	2,632	2,481
Reimbursed expenses	48	38	72	66

	1,369	1,298	2,704	2,547

Costs and expenses:
Cost of sales and direct operating	684	592	1,370	1,196
Sales, marketing and administration	263	286	532	561
Product development	85	93	172	189
Depreciation and amortization	72	72	141	147
Amortization of acquisition-related intangible assets	130	122	254	245
Merger costs and other	1	7	1	9

	1,235	1,172	2,470	2,347

Income from operations	134	126	234	200
Interest income	—	1	1	1
Interest expense and amortization of deferred financing fees	(155)	(160)	(306)	(319)
Other income	14	14	21	14

Loss before income taxes	(7)	(19)	(50)	(104)
Benefit from (provision for) income taxes	—	(2)	9	29

Net loss	$(7)	$(21)	$(41)	$(75)

The accompanying notes are an integral part of these consolidated financial statements.

9

SunGard Data Systems Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six months ended June 30,
	2009	2010
Cash flow from operations:
Net loss	$(41)	$(75)
Reconciliation of net loss to cash flow from operations:
Depreciation and amortization	395	392
Deferred income tax benefit	(52)	(60)
Stock compensation expense	14	17
Amortization of deferred financing costs and debt discount	20	22
Other noncash items	(21)	(13)
Accounts receivable and other current assets	(17)	142
Accounts payable and accrued expenses	(140)	(122)
Clearing broker assets and liabilities, net	(3)	6
Deferred revenue	8	(62)

Cash flow from operations	163	247

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(12)	(13)
Cash paid for property and equipment and software	(167)	(148)
Other investing activities	3	8

Cash used in investment activities	(176)	(153)

Financing activities:
Cash received from borrowings, net of fees	268	29
Cash used to repay debt	(724)	(35)
Other financing activities	(3)	(4)

Cash used in financing activities	(459)	(10)

Effect of exchange rate changes on cash	5	(19)

Increase (decrease) in cash and cash equivalents	(467)	65
Beginning cash and cash equivalents	975	664

Ending cash and cash equivalents	$508	$729

Supplemental information:
Acquired businesses:
Property and equipment	$—	$2
Software products	8	3
Customer base	4	10
Goodwill	4	2
Other tangible and intangible assets	—	3
Deferred income taxes	(1)	(2)
Purchase price obligations and debt assumed	(1)	(1)
Net current liabilities assumed	(2)	(4)

Cash paid for acquired businesses, net of cash acquired of $1 and $2, respectively	$12	$13

The accompanying notes are an integral part of these consolidated financial statements.

10

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II
SUNGARD DATA SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
1. Basis of Presentation:
SunGard Data Systems Inc. (“SunGard”) was acquired on August 11, 2005 (the “Transaction”) in a leveraged buy-out by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).
SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II (“SCCII”), which is a subsidiary of SunGard Capital Corp. (“SCC”). All four of these companies were formed for the purpose of facilitating the Transaction and are collectively referred to as the “Holding Companies.” SCC, SCCII and SunGard are separate reporting companies and, together with their direct and indirect subsidiaries, are collectively referred to as the “Company”.
The Company has four reportable segments: Financial Systems (“FS”), Higher Education (“HE”), Public Sector (“PS”) and Availability Services (“AS”). The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.
The accompanying interim consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistent in all material respects with those applied in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Interim financial reporting does not include all of the information and footnotes required by GAAP for annual financial statements. The interim financial information is unaudited, but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments necessary to provide a fair statement of results for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.
The presentation of certain prior year amounts has been revised to conform to the current year presentation.
Recent Accounting Pronouncements
The Financial Accounting Standard Board issued new revenue recognition guidance for arrangements with multiple deliverables. The new guidance, whose scope excludes software revenue recognition, modifies the fair value requirements for revenue recognition by providing “best estimate of selling price” in addition to vendor specific objective evidence, or “VSOE”, and vendor objective evidence, now referred to as third-party evidence, or “TPE”, for determining the selling price of a deliverable. Since the Company will be able to use an estimate of the selling price for the deliverables in an arrangement, all deliverables will be separate units of accounting, provided (a) a delivered item has value to the customer on a standalone basis, and (b) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the Company. As a result of the requirement to use the best estimate of the selling price when VSOE or TPE of the selling price cannot be determined, the residual method is no longer permitted. The new guidance is effective for fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of this revenue guidance, but does not expect the guidance to have a material impact on the consolidated financial statements.

11

2. Goodwill:
The following table summarizes changes in goodwill by segment (in millions):

	Cost					Accumulated Impairment
	FS	HE	PS	AS	Subtotal	PS	AS	Subtotal	Total
Balance at December 31, 2009	$3,457	$950	$814	$2,211	$7,432	$(128)	$(1,126)	$(1,254)	$6,178
2010 acquisitions	2	—	—	1	3	—	—	—	3
Adjustments related to the Transaction and prior year acquisitions	(1)	—	—	(1)	(2)	—	—	—	(2)
Effect of foreign currency translation	(77)	—	(11)	(15)	(103)	—	—	—	(103)

Balance at June 30, 2010	$3,381	$950	$803	$2,196	$7,330	$(128)	$(1,126)	$(1,254)	$6,076

3. Clearing Broker Assets and Liabilities:
Clearing broker assets and liabilities are comprised of the following (in millions):

	December 31,	June 30,
	2009	2010

Segregated customer cash and treasury bills	$153	$38
Securities owned	40	109
Securities borrowed	116	112
Receivables from customers and other	23	24

Clearing broker assets	$332	$283

Payables to customers	$163	$57
Securities loaned	95	93
Customer securities sold short, not yet purchased	9	4
Payable to brokers and dealers	27	97

Clearing broker liabilities	$294	$251

Segregated customer cash and treasury bills are held by the Company on behalf of customers. Clearing broker securities consist of trading and investment securities at fair market values, which are based on quoted market rates. Securities borrowed and loaned are collateralized financing transactions which are cash deposits made to or received from other broker/dealers. Receivables from and payables to customers represent amounts due or payable on cash and margin transactions.
4. Derivatives:
The Company uses interest rate swap agreements to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the senior secured credit facilities. Each of these swap agreements is designated as a cash flow hedge. SunGard pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR. The net receipt or payment from the interest rate swap agreements is included in interest expense. The Company does not enter into interest rate swaps for speculative or trading purposes. A summary of the Company’s interest rate swaps follows:

		Notional		Interest rate
		Amount	Interest rate	received
Inception	Maturity	(in millions)	paid	(LIBOR)

February 2006	February 2011	$800	5.00%	3-Month
January 2008	February 2011	750	3.17%	3-Month
January/February 2009	February 2012	1,200	1.78%	1-Month
January/February 2010	May 2013	500	1.99%	3-Month

Total / Weighted Average interest rate		$3,250	2.93%

The fair values of interest rate swaps designated as cash flow hedging instruments, included in other accrued expenses on the consolidated balance sheets, are $70 million and $65 million as of December 31, 2009 and June 30, 2010, respectively.

12

The table below summarizes the impact of the effective portion of interest rate swaps on the balance sheets and statements of operations for the three and six month periods ended June 30, 2009 and 2010 (in millions):

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010	Classification
Gain recognized in Accumulated Other Comprehensive Loss (OCI)	$16	$1	$12	$3	OCI

Loss reclassified from accumulated OCI into income	(19)	(18)	(34)	(40)	Interest expense and amortization of deferred financing fees
The Company has no ineffectiveness related to its swap agreements.
The Company expects to reclassify in the next twelve months approximately $61 million from OCI into earnings related to the Company’s interest rate swaps based on the borrowing rates at June 30, 2010.
5. Fair Value Measurements:
The following table summarizes assets and liabilities measured at fair value on a recurring basis at June 30, 2010 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents — money market funds	$285	$—	$—	$285
Clearing broker assets — treasury bills	30	—	—	30
Clearing broker assets — securities owned	109	—	—	109

	$424	$—	$—	$424

Liabilities
Clearing broker liabilities — customer securities sold short, not yet purchased	$4	$—	$—	$4
Interest rate swap agreements and other	—	65	—	65

	$4	$65	$—	$69

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2009 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents — money market funds	$168	$—	$—	$168
Clearing broker assets — U.S. treasury bills	151	—	—	151
Clearing broker assets — securities owned	40	—	—	40

	$359	$—	$—	$359

Liabilities
Clearing broker liabilities — customer securities sold short, not yet purchased	$9	$—	$—	$9
Interest rate swap agreements	—	70	—	70

	$9	$70	$—	$79

13

A Level 1 fair value measure is based upon quoted prices in active markets for identical assets or liabilities. A Level 2 fair value measure is based upon quoted prices for similar assets and liabilities in active markets or inputs that are observable. A Level 3 fair value measure is based upon inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).
Cash and cash equivalents — money market funds and Clearing broker assets — U.S. treasury bills are recognized and measured at fair value in the Company’s financial statements. Clearing broker assets and liabilities — securities owned and customer securities sold short, not yet purchased are recorded at closing exchange-quoted prices. Fair values of the interest rate swap agreements are calculated using a discounted cash flow model using observable applicable market swap rates and assumptions and are compared to market valuations obtained from brokers.
The following table presents the carrying amount and estimated fair value of the Company’s debt, including current portion and excluding the interest rate swaps, as of December 31, 2009 and June 30, 2010 (in millions):

	December 31, 2009		June 30, 2010
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Floating rate debt	$4,967	$4,815	$4,933	$4,725
Fixed rate debt	3,348	3,507	3,341	3,422
The fair value of the Company’s floating rate and fixed rate long-term debt is primarily based on market rates.
6. Comprehensive Income (Loss):
Comprehensive income (loss) consists of net income (loss) adjusted for other increases and decreases affecting stockholder’s equity that are excluded from the determination of net income (loss). The calculation of comprehensive income (loss) follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net loss	$(7)	$(21)	$(41)	$(75)
Foreign currency translation gains (losses)	147	(78)	60	(139)
Unrealized gains on derivative instruments	16	1	12	3

Comprehensive income (loss)	$156	$(98)	$31	$(211)

14

7. Equity:
A rollforward of SCC’s equity for 2010 follows (in millions):

	SunGard Capital Corp. stockholders				Noncontrolling interest
	Class L -	Class A -
	temporary	temporary	Permanent		Temporary	Permanent
	equity	equity	equity	Total	equity	equity	Total

Balance at December 31, 2009	$88	$11	$321	$420	$51	$1,593	$1,644
Net income (loss)	—	—	(171)	(171)	3	93	96
Foreign currency translation	—	—	(139)	(139)	—	—	—
Net unrealized gain on derivative instruments	—	—	3	3	—	—	—

Comprehensive income (loss)	—	—	(307)	(307)	3	93	96
Stock compensation expense	—	—	17	17	—	—	—
Termination of put options due to employee terminations and other	(2)	—	—	(2)	(1)	1	—
Purchase of treasury stock	—	—	(1)	(1)	—	(1)	(1)
Transfer intrinsic value of vested restricted stock units	4	—	(6)	(2)	2	—	2

Balance at June 30, 2010	$90	$11	$24	$125	$55	$1,686	$1,741

A rollforward of SCC’s equity for 2009 follows (in millions):

	SunGard Capital Corp. stockholders				Noncontrolling interest
	Class L -	Class A -
	temporary	temporary	Permanent		Temporary	Permanent
	equity	equity	equity	Total	equity	equity	Total

Balance at December 31, 2008	$111	$12	$1,458	$1,581	$60	$1,411	$1,471
Net income (loss)	—	—	(127)	(127)	—	86	86
Foreign currency translation	—	—	60	60	—	—	—
Net unrealized gain on derivative instruments	—	—	12	12	—	—	—

Comprehensive income (loss)	—	—	(55)	(55)	—	86	86
Stock compensation expense	—	—	14	14	—	—	—
Termination of put options due to employee terminations and other	(32)	(3)	39	4	(11)	7	(4)
Purchase of treasury stock	—	—	(1)	(1)	—	—	—
Transfer intrinsic value of vested restricted stock units	5	1	(4)	2	(2)	—	(2)

Balance at June 30, 2009	$84	$10	$1,451	$1,545	$47	$1,504	$1,551

During June 2010, the Company amended the terms of unvested performance awards granted 2007 and thereafter by reducing performance targets for 2011 though 2014 to each year’s consolidated EBITA budget. There was no expense recognized at this time as a result of the modifications.

15

8. Segment Information:
The Company has four reportable segments: FS, HE and PS, which together form the Company’s Software & Processing Solutions business, and AS. The Company evaluates the performance of its segments based on operating results before interest, income taxes, amortization of acquisition-related intangible assets, stock compensation and certain other costs. The operating results apply to each of SCC, SCCII and SunGard unless otherwise noted. The operating results for each segment follow (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Financial systems	$766	$703	$1,508	$1,362
Higher education	132	131	264	251
Public sector	95	99	186	200

Software & processing solutions	993	933	1,958	1,813
Availability services	376	365	746	734

	$1,369	$1,298	$2,704	$2,547

Depreciation and amortization:
Financial systems	$19	$20	$38	$39
Higher education	4	3	7	6
Public sector	2	2	4	5

Software & processing solutions	25	25	49	50
Availability services	47	47	92	97

	$72	$72	$141	$147

Income (loss) from operations:
Financial systems	$138	$147	$257	$261
Higher education	35	31	62	62
Public sector	19	19	36	36

Software & processing solutions	192	197	355	359
Availability services	99	84	188	154
Corporate and other items (1)	(156)	(148)	(308)	(304)
Merger and other costs	(1)	(7)	(1)	(9)

	$134	$126	$234	$200

Cash paid for property and equipment and software:
Financial systems	$18	$21	$44	$41
Higher education	2	2	4	4
Public sector	4	3	6	5

Software & processing solutions	24	26	54	50
Availability services	64	46	113	97
Corporate administration	—	—	—	1

	$88	$72	$167	$148

(1)	Includes corporate administrative expenses, stock compensation expense, management fees paid to the Sponsors, other items and amortization of acquisition-related intangible assets of $130 million and $122 million for the three month periods ended June 30, 2009 and 2010, respectively, and $254 million and $245 million for the six month periods ended June 30, 2009 and 2010, respectively.

16

Amortization of acquisition-related intangible assets by segment follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Amortization of acquisition-related intangible assets:
Financial systems	$70	$62	$136	$126
Higher education	9	9	17	17
Public sector	7	8	15	17

Software & processing solutions	86	79	168	160
Availability services	44	43	85	85
Corporate administration	—	—	1	—

	$130	$122	$254	$245

The FS Segment is organized to align with customer-facing business areas. FS revenue by these business areas follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Trading Systems	$230	$128	$451	$234
Wealth Management	97	95	194	187
Brokerage & Clearance	71	80	142	158
Capital Markets	66	87	129	155
Global Trading	59	63	113	131
Institutional Asset Management	48	50	98	98
Corporations	45	48	89	97
Banks	37	42	69	81
All other	113	110	223	221

Total Financial Systems	$766	$703	$1,508	$1,362

9. Related Party Transactions:
In accordance with the Management Agreement between the Company and affiliates of the Sponsors, the Company recorded $2 million and $3 million of management fees in sales, marketing and administration expenses during the three months ended June 30, 2009 and 2010, respectively. In each of the six month periods ended June 30, 2009 and 2010, the Company recorded $7 million of management fees in sales, marketing and administration expenses. At December 31, 2009 and June 30, 2010, $4 million and $3 million, respectively, was included in other accrued expenses.
10. Supplemental Guarantor Condensed Consolidating Financial Statements:
SunGard’s senior notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly owned, domestic subsidiaries of SunGard (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by SunGard. None of the other subsidiaries of SunGard, either direct or indirect, nor any of the Holding Companies guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors and SunGard Holdco LLC also unconditionally guarantee the senior secured credit facilities.

17

The following tables present the financial position, results of operations and cash flows of SunGard (referred to as “Parent Company” for purposes of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2009 and June 30, 2010, and for the three- and six-month periods ended June 30, 2009 and 2010 to arrive at the information for SunGard on a consolidated basis. SCC and SCCII are neither parties to nor guarantors of the debt issued as described in the notes to consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2009.

	Supplemental Condensed Consolidating Balance Sheet
	December 31, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$126	$(9)	$547	$—	$664
Intercompany balances	(6,563)	5,787	776	—	—
Trade receivables, net	—	734	402	—	1,136
Prepaid expenses, taxes and other current assets	2,017	77	417	(1,968)	543

Total current assets	(4,420)	6,589	2,142	(1,968)	2,343
Property and equipment, net	1	603	321	—	925
Intangible assets, net	164	3,756	614	—	4,534
Intercompany balances	961	(691)	(270)	—	—
Goodwill	—	4,895	1,283	—	6,178
Investment in subsidiaries	13,394	2,490	—	(15,884)	—

Total Assets	$10,100	$17,642	$4,090	$(17,852)	$13,980

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$45	$7	$12	$—	$64
Accounts payable and other current liabilities	272	2,901	1,079	(1,968)	2,284

Total current liabilities	317	2,908	1,091	(1,968)	2,348
Long-term debt	7,687	3	561	—	8,251
Intercompany debt	82	103	(31)	(154)	—
Deferred income taxes	(53)	1,234	133	—	1,314

Total liabilities	8,033	4,248	1,754	(2,122)	11,913

Total stockholder’s equity	2,067	13,394	2,336	(15,730)	2,067

Total Liabilities and Stockholder’s Equity	$10,100	$17,642	$4,090	$(17,852)	$13,980

18

	Supplemental Condensed Consolidating Balance Sheet
	June 30, 2010
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$226	$(7)	$510	$—	$729
Intercompany balances	(6,954)	6,148	806	—	—
Trade receivables, net	4	707	313	—	1,024
Prepaid expenses, taxes and other current assets	2,102	88	423	(2,143)	470

Total current assets	(4,622)	6,936	2,052	(2,143)	2,223
Property and equipment, net	—	595	293	—	888
Intangible assets, net	145	3,557	545	—	4,247
Intercompany balances	954	(691)	(263)	—	—
Goodwill	—	4,896	1,180	—	6,076
Investment in subsidiaries	13,406	2,430	—	(15,836)	—

Total Assets	$9,883	$17,723	$3,807	$(17,979)	$13,434

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$45	$4	$5	$—	$54
Accounts payable and other current liabilities	262	2,991	940	(2,143)	2,050

Total current liabilities	307	2,995	945	(2,143)	2,104
Long-term debt	7,666	3	551	—	8,220
Intercompany debt	90	143	(38)	(195)	—
Deferred income taxes	(49)	1,176	114	—	1,241

Total liabilities	8,014	4,317	1,572	(2,338)	11,565

Total stockholder’s equity	1,869	13,406	2,235	(15,641)	1,869

Total Liabilities and Stockholder’s Equity	$9,883	$17,723	$3,807	$(17,979)	$13,434

19

	Supplemental Condensed Consolidating Schedule of Operations
	Three Months Ended June 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$856	$537	$(24)	$1,369

Costs and expenses:
Cost of sales and direct operating	—	365	343	(24)	684
Sales, marketing and administration	22	143	98	—	263
Product development	—	37	48	—	85
Depreciation and amortization	—	54	18	—	72
Amortization of acquisition-related intangible assets	—	103	27	—	130
Merger costs	1	—	—	—	1

	23	702	534	(24)	1,235

Income (loss) from operations	(23)	154	3	—	134
Net interest income (expense)	(127)	34	(62)	—	(155)
Other income (expense)	89	(28)	15	(62)	14

Income (loss) before income taxes	(61)	160	(44)	(62)	(7)
Benefit from (provision for) income taxes	54	(71)	17	—	—

Net income (loss)	$(7)	$89	$(27)	$(62)	$(7)

20

	Supplemental Condensed Consolidating Schedule of Operations
	Three Months Ended June 30, 2010
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$908	$433	$(43)	$1,298

Costs and expenses:
Cost of sales and direct operating	—	385	250	(43)	592
Sales, marketing and administration	22	155	109	—	286
Product development	—	11	82	—	93
Depreciation and amortization	—	51	21	—	72
Amortization of acquisition-related intangible assets	1	101	20	—	122
Merger and other costs	—	1	6	—	7

	23	704	488	(43)	1,172

Income (loss) from operations	(23)	204	(55)	—	126
Net interest income (expense)	(148)	(67)	56	—	(159)
Other income (expense)	92	11	14	(103)	14

Income (loss) before income taxes	(79)	148	15	(103)	(19)
Benefit from (provision for) income taxes	58	(56)	(4)	—	(2)

Net income (loss)	$(21)	$92	$11	$(103)	$(21)

	Supplemental Condensed Consolidating Schedule of Operations
	Six Months Ended June 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$1,690	$1,059	$(45)	$2,704

Costs and expenses:
Cost of sales and direct operating	—	737	678	(45)	1,370
Sales, marketing and administration	45	297	190	—	532
Product development	—	82	90	—	172
Depreciation and amortization	—	106	35	—	141
Amortization of acquisition-related intangible assets	1	203	50	—	254
Merger costs	1	—	—	—	1

	47	1,425	1,043	(45)	2,470

Income (loss) from operations	(47)	265	16	—	234
Net interest income (expense)	(270)	23	(58)	—	(305)
Other income (expense)	164	(11)	21	(153)	21

Income (loss) before income taxes	(153)	277	(21)	(153)	(50)
Benefit from (provision for) income taxes	112	(113)	10	—	9

Net income (loss)	$(41)	$164	$(11)	$(153)	$(41)

21

	Supplemental Condensed Consolidating Schedule of Operations
	Six Months Ended June 30, 2010
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$1,782	$841	$(76)	$2,547

Costs and expenses:
Cost of sales and direct operating	—	771	501	(76)	1,196
Sales, marketing and administration	50	293	218	—	561
Product development	—	56	133	—	189
Depreciation and amortization	—	105	42	—	147
Amortization of acquisition-related intangible assets	1	202	42	—	245
Merger and other costs	—	1	8	—	9

	51	1,428	944	(76)	2,347

Income (loss) from operations	(51)	354	(103)	—	200
Net interest income (expense)	(295)	(123)	100		(318)
Other income (expense)	152	8	14	(160)	14

Income (loss) before income taxes	(194)	239	11	(160)	(104)
Benefit from (provision for) income taxes	119	(87)	(3)	—	29

Net income (loss)	$(75)	$152	$8	$(160)	$(75)

22

	Supplemental Condensed Consolidating Schedule of Cash Flows
	Six Months Ended June 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash Flow From Operations
Net income (loss)	$(41)	$164	$(11)	$(153)	$(41)
Non cash adjustments	(127)	271	59	153	356
Changes in operating assets and liabilities	(254)	(228)	330	—	(152)

Cash flow provided by (used in) operations	(422)	207	378	—	163

Investment Activities
Intercompany transactions	664	(85)	(579)	—	—
Cash paid for businesses acquired by the Company, net of cash acquired	—	(12)	—	—	(12)
Cash paid for property and equipment and software	—	(122)	(45)	—	(167)
Other investing activities	—	2	1	—	3

Cash provided by (used in) investment activities	664	(217)	(623)	—	(176)

Financing Activities
Net borrowings (repayments) of long-term debt	(746)	(5)	295	—	(456)
Other financing activities	(3)	—	—	—	(3)

Cash provided by (used in) financing activities	(749)	(5)	295	—	(459)

Effect of exchange rate changes on cash	—	—	5	—	5

Increase (decrease) in cash and cash equivalents	(507)	(15)	55	—	(467)
Beginning cash and cash equivalents	511	16	448	—	975

Ending cash and cash equivalents	$4	$1	$503	$—	$508

23

	Supplemental Condensed Consolidating Schedule of Cash Flows
	Six Months Ended June 30, 2010
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash Flow From Operations
Net income (loss)	$(75)	$152	$8	$(160)	$(75)
Non cash adjustments	(110)	244	64	160	358
Changes in operating assets and liabilities	(95)	92	(33)	—	(36)

Cash flow provided by (used in) operations	(280)	488	39	—	247

Investment Activities
Intercompany transactions	407	(381)	(26)	—	—
Cash paid for businesses acquired by the Company, net of cash acquired	—	—	(13)	—	(13)
Cash paid for property and equipment and software	—	(113)	(35)	—	(148)
Other investing activities	—	10	(2)	—	8

Cash provided by (used in) investment activities	407	(484)	(76)	—	(153)

Financing Activities
Net borrowings (repayments) of long-term debt	(23)	(2)	19	—	(6)
Other financing activities	(4)	—	—	—	(4)

Cash provided by (used in) financing activities	(27)	(2)	19	—	(10)

Effect of exchange rate changes on cash	—	—	(19)	—	(19)

Increase (decrease) in cash and cash equivalents	100	2	(37)	—	65
Beginning cash and cash equivalents	126	(9)	547	—	664

Ending cash and cash equivalents	$226	$(7)	$510	$—	$729

24

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Introduction
The following discussion and analysis supplement the management’s discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and presume that readers have read or have access to the discussion and analysis in that filing. The following discussion and analysis includes historical and certain forward-looking information that should be read together with the accompanying Consolidated Financial Statements, related footnotes, and the discussion below of certain risks and uncertainties that could cause future operating results to differ materially from historical results or from the expected results indicated by forward-looking statements. The following discussion reflects the results of operations and financial condition of SCC, which are materially the same as the results of operations and financial condition of SCCII and SunGard. Therefore, the discussions provided are applicable to each of SCC, SCCII and SunGard unless otherwise noted.

25

Results of Operations:
The following table sets forth, for the periods indicated, certain amounts included in our Consolidated Statements of Operations, the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated), and the percentage change in those amounts from period to period. Percentages may not add due to rounding.

	Three Months		Three Months		Percent	Six Months		Six Months		Percent
	Ended		Ended		Increase	Ended		Ended		Increase
	June 30,		June 30,		(Decrease)	June 30,		June 30,		(Decrease)
	2009		2010		2010 vs. 2009	2009		2010		2010 vs. 2009
		% of		% of			% of		% of
(in millions)		revenue		revenue			revenue		revenue
Revenue
Financial systems (FS)	$766	56%	$703	54%	(8)%	$1,508	56%	$1,362	53%	(10)%
Higher education (HE)	132	10%	131	10%	(1)%	264	10%	251	10%	(5)%
Public sector (PS)	95	7%	99	8%	4%	186	7%	200	8%	8%

Software & processing solutions	993	73%	933	72%	(6)%	1,958	72%	1,813	71%	(7)%
Availability services (AS)	376	27%	365	28%	(3)%	746	28%	734	29%	(2)%

	$1,369	100%	$1,298	100%	(5)%	$2,704	100%	$2,547	100%	(6)%

Costs and Expenses
Cost of sales and direct operating	$684	50%	$592	46%	(13)%	$1,370	51%	$1,196	47%	(13)%
Sales, marketing and administration	263	19%	286	22%	9%	532	20%	561	22%	5%
Product development	85	6%	93	7%	9%	172	6%	189	7%	10%
Depreciation and amortization	72	5%	72	6%	—%	141	5%	147	6%	4%
Amortization of acquisition-related intangible assets	130	9%	122	9%	(6)%	254	9%	245	10%	(4)%
Merger and other costs	1	—%	7	1%	600%	1	—%	9	—%	800%

	$1,235	90%	$1,172	90%	(5)%	$2,470	91%	$2,347	92%	(5)%

Income from Operations
Financial systems (1)	$138	18%	$147	21%	7%	$257	17%	$261	19%	2%
Higher education (1)	35	27%	31	24%	(11)%	62	23%	62	25%	—%
Public sector (1)	19	20%	19	19%	—%	36	19%	36	18%	—%

Software & processing solutions (1)	192	19%	197	21%	3%	355	18%	359	20%	1%
Availability services (1)	99	26%	84	23%	(15)%	188	25%	154	21%	(18)%
Corporate administration	(14)	(1)%	(12)	(1)%	(14)%	(27)	(1)%	(29)	(1)%	7%
Amortization of acquisition-related intangible assets	(130)	(9)%	(122)	(9)%	(6)%	(254)	(9)%	(245)	(10)%	(4)%
Stock Compensation expense	(7)	(1)%	(9)	(1)%	29%	(14)	(1)%	(17)	(1)%	21%
Merger and other costs and other items (2)	(6)	—%	(12)	(1)%	100%	(14)	(1)%	(22)	(1)%	57%

	$134	10%	$126	10%	(6)%	$234	9%	$200	8%	(15)%

(1)	Percent of revenue is calculated as a percent of revenue from FS, HE, PS, Software and Processing Solutions, and AS, respectively.

(2)	Merger costs and other items include merger costs and other, certain purchase accounting adjustments and management fees paid to the Sponsors, partially offset in each year by capitalized software development costs.

26

The following table sets forth, for the periods indicated, certain supplemental revenue data, the relative percentage that those amounts represent to total revenue and the percentage change in those amounts from period to period. Percentages may not add due to rounding.

	Three Months Ended		Three Months Ended		Percent Increase	Six Months Ended		Six Months Ended		Percent Increase
	June 30,		June 30,		(Decrease)	June 30,		June 30,		(Decrease)
	2009		2010		2010 vs. 2009	2009		2010		2010 vs. 2009
		%		%			%		%
(in millions)		of revenue		of revenue			of revenue		of revenue

Financial Systems
Services	$687	50%	$600	46%	(13)%	$1,385	51%	$1,193	47%	(14)%
License and resale fees	37	3%	71	5%	92%	63	2%	115	5%	83%

Total products and services	724	53%	671	52%	(7)%	1,448	54%	1,308	51%	(10)%
Reimbursed expenses	42	3%	32	2%	(24)%	60	2%	54	2%	(10)%

	$766	56%	$703	54%	(8)%	$1,508	56%	$1,362	53%	(10)%

Higher Education
Services	$115	8%	$106	8%	(8)%	$229	8%	$209	8%	(9)%
License and resale fees	16	1%	24	2%	50%	32	1%	39	2%	22%

Total products and services	131	10%	130	10%	(1)%	261	10%	248	10%	(5)%
Reimbursed expenses	1	—%	1	—%	—%	3	0%	3	—%	—%

	$132	10%	$131	10%	(1)%	$264	10%	$251	10%	(5)%

Public Sector
Services	$69	5%	$74	6%	7%	$138	5%	$150	6%	9%
License and resale fees	25	2%	24	2%	(4)%	46	2%	48	2%	4%

Total products and services	94	7%	98	8%	4%	184	7%	198	8%	8%
Reimbursed expenses	1	—%	1	—%	—%	2	—%	2	—%	—%

	$95	7%	$99	8%	4%	$186	7%	$200	8%	8%

Software & Processing Solutions
Services	$871	64%	$780	60%	(10)%	$1,752	65%	$1,552	61%	(11)%
License and resale fees	78	6%	119	9%	53%	141	5%	202	8%	43%

Total products and services	949	69%	899	69%	(5)%	1,893	70%	1,754	69%	(7)%
Reimbursed expenses	44	3%	34	3%	(23)%	65	2%	59	2%	(9)%

	$993	73%	$933	72%	(6)%	$1,958	72%	$1,813	71%	(7)%

Availability Services
Services	$371	27%	$361	28%	(3)%	$737	27%	$726	29%	(1)%
License and resale fees	1	—%	—	—%	(100)%	2	—%	1	—%	(50)%

Total products and services	372	27%	361	28%	(3)%	739	27%	727	29%	(2)%
Reimbursed expenses	4	—%	4	—%	—%	7	—%	7	—%	—%

	$376	27%	$365	28%	(3)%	$746	28%	$734	29%	(2)%

Total Revenue
Services	$1,242	91%	$1,141	88%	(8)%	$2,489	92%	$2,278	89%	(8)%
License and resale fees	79	6%	119	9%	51%	143	5%	203	8%	42%

Total products and services	1,321	96%	1,260	97%	(5)%	2,632	97%	2,481	97%	(6)%
Reimbursed expenses	48	4%	38	3%	(21)%	72	3%	66	3%	(8)%

	$1,369	100%	$1,298	100%	(5)%	$2,704	100%	$2,547	100%	(6)%

27

Results of operations, excluding broker/dealer business
We assess our performance both with and without one of our trading systems businesses, a broker/dealer with an inherently lower margin than our other software and processing businesses and whose performance is a function of market volatility and customer mix. By excluding the broker/dealer’s results, we are able to perform additional analysis of our business which we believe is important in understanding the results of both the broker/dealer and the software and processing businesses. The information excluding the broker/dealer business is used by the Company for a variety of purposes, and we regularly communicate our results both including and excluding this business to our board of directors.
The following is a reconciliation of revenue excluding the broker/dealer and income from operations excluding the broker/dealer, which are each non-GAAP measures, to the corresponding reported GAAP measures that we believe to be most directly comparable for the three- and six-month periods ended June 30, 2009 and 2010 (in millions). While these adjusted results are useful for analysis purposes, they should not be considered as an alternative to our reported GAAP results.

	Three months ended June 30,			Six months ended June 30,
	2009	2010	% change	2009	2010	% change

Revenue

Total	$1,369	$1,298	(5)%	$2,704	$2,547	(6)%
Less broker/dealer business	177	64		350	118

Total excluding broker/dealer business	$1,192	$1,234	4%	$2,354	$2,429	3%

Financial Systems	$766	$703	(8)%	$1,508	$1,362	(10)%
Less broker/dealer business	177	64		350	118

Financial Systems excluding broker/dealer business	$589	$639	8%	$1,158	$1,244	7%

Income from operations

Total	$134	$126	(6)%	$234	$200	(15)%
Less broker/dealer business	13	(8)		25	(13)

Total excluding broker/dealer business	$121	$134	11%	$209	$213	2%

Financial Systems	$138	$147	7%	$257	$261	2%
Less broker/dealer business	13	(8)		25	(13)

Financial Systems excluding broker/dealer business	$125	$155	24%	$232	$274	18%

28

Three Months Ended June 30, 2010 Compared To Three Months Ended June 30, 2009
Income from Operations:
Our total operating margin was 10% for each of the three months ended June 30, 2010 and 2009. As discussed below, improved margins in FS were offset by lower margins in AS.
Financial Systems:
The FS operating margin was 21% and 18% for the three months ended June 30, 2010 and 2009, respectively. The operating margin improvement is primarily due to a $33 million increase in software license fees partially resulting from recognition of $13 million of license fee backlog that existed at December 31, 2009, offset in part by the impact of currency exchange rates.
Higher Education:
The HE operating margin was 24% and 27% for the three months ended June 30, 2010 and 2009, respectively. The operating margin decrease was primarily due to lower margins in managed services and professional services, partially offset by a $5 million increase in license fees.
Public Sector:
The PS operating margin was 19% and 20% for the three months ended June 30, 2010 and 2009, respectively. The operating margin decrease was due primarily to a $3 million decrease in license fees and an increase in lower-margin revenue in our UK operation.
Availability Services:
The AS operating margin was 23% and 26% for the three months ended June 30, 2010 and 2009, respectively. The lower margin was driven by the lower mix of higher margin recovery services revenue and an absolute decline in recovery services margin due to decreased revenue on a high fixed cost base, partially offset by improving margin in managed services. Recovery services typically use shared resources while managed services use dedicated resources.
Revenue:
Total revenue decreased $71 million or 5% for the three months ended June 30, 2010 compared to the second quarter of 2009. Organic revenue decreased 4% in the second quarter of 2010 compared to the prior year period, primarily because of a $113 million decline in the broker/dealer’s revenue, partially offset by an increase in license fees. Organic revenue is defined as revenue for businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months and the impact of currency exchange rates.
Financial Systems:
FS revenue decreased $63 million or 8% in the second quarter of 2010 from the prior year period. Organic revenue decreased 7% in the quarter. Excluding the broker/dealer business, organic revenue increased 10%. Professional services revenue increased $12 million or 10%. Revenue from license and resale fees included software license revenue of $66 million, an increase of $33 million compared to the same quarter in 2009, reflecting the recognition in 2010 of $13 million that was in backlog at December 31, 2009.
Higher Education:
HE revenue decreased $1 million or 1% for the three months ended June 30, 2010 compared to the corresponding period in 2009. HE services revenue decreased $9 million, primarily due to decreases in professional services and managed services revenue, partially offset by increased revenue associated with a customer user conference held in the second quarter of 2010 that was held in the first quarter of 2009. Revenue from license and resale fees included software license revenue of $10 million in the three months ended June 30, 2010, an increase of $5 million from the prior year period.

29

Public Sector:
PS revenue increased $4 million or 4% for the three months ended June 30, 2010 compared to the corresponding period in 2009. Organic revenue increased 5%. Revenue from license and resale fees included software license revenue of $4 million and $7 million in the three months ended June 30, 2010 and 2009, respectively.
Availability Services:
AS revenue decreased $11 million or 3% in the second quarter of 2010 from the prior year period. Organic revenue decreased 3% in the quarter. In North America, revenue decreased 3% overall and 4% organically, where decreases in recovery services and professional services revenue exceeded growth in managed services. Revenue in Europe decreased 1%, but grew 2% organically.
Costs and Expenses:
Cost of sales and direct operating expenses as a percentage of total revenue was 46% and 50% in the three-month periods ended June 30, 2010 and 2009, respectively, largely the result of the lower volumes of the broker/dealer business previously mentioned. Also impacting the period were higher FS consultant expenses and costs associated with the HE customer user conference held in the second quarter of 2010.
Sales, marketing and administration expenses as a percentage of total revenue was 22% and 19% in the three-month periods ended June 30, 2010 and 2009, respectively. Increases in sales, marketing and administration expenses were primarily due to increases in FS and AS employment-related expense and professional services expenses and the impact of the lower volumes of the broker/dealer reducing total revenue, partially offset by reduced benefit-related expenses.
Because AS product development costs are insignificant, it is more meaningful to measure product development expenses as a percentage of revenue from software and processing solutions. For the three months ended June 30, 2010 and 2009, product development costs were 10% and 8% of revenue from software and processing solutions, respectively.
Amortization of acquisition-related intangible assets as a percentage of total revenue was 9% in each of the three months ended June 30, 2010 and 2009. The $8 million decrease is primarily due to a cumulative adjustment in the second quarter of 2009 related to the finalization of the purchase price allocation of our acquisition of GL TRADE.
Merger and other costs are costs incurred primarily for the shutdown of the professional trading portion of the broker/dealer business. We expect to incur an additional $2 to $4 million related to this shutdown during the remainder of 2010.
Interest expense was $160 million and $155 million for the three months ended June 30, 2010 and 2009, respectively. The increase in interest expense was due to interest rate increases mainly due to amending the term loan in 2009, partially offset by reduced borrowings under our revolving credit facility.
Other income was $14 million for each of the three months ended June 30, 2010 and 2009, primarily a result of foreign currency transaction gains related to our Euro denominated term loan.
The effective income tax rates for the three months ended June 30, 2010 and 2009 were a provision of 11% and 0%, respectively. The rate in the second quarter of 2010 reflects the different mix of taxable income in various jurisdictions as well as our ability to fully utilize foreign tax credits.
Accreted dividends on SCCII’s cumulative preferred stock were $49 million and $44 million for the three months ended June 30, 2010 and 2009, respectively. No dividends have been declared by SCCII.
Six Months Ended June 30, 2010 Compared To Six Months Ended June 30, 2009
Income from Operations:
Our total operating margin was 8% for the six months ended June 30, 2010, compared to 9% for the six months ended June 30, 2009 primarily due to the decline in the AS operating margin, partially offset by the improvement in FS and HE margins.

30

Financial Systems:
The FS operating margin was 19% and 17 % for the six months ended June 30, 2010 and 2009, respectively. The operating margin improvement was primarily due to a $52 million increase in software license fees primarily resulting from recognition of $28 million of license fee backlog that existed at December 31, 2009, partially offset by the impact of currency exchange rates.
Higher Education:
The HE operating margin was 25% and 23% for the six months ended June 30, 2010 and 2009, respectively. The operating margin improvement was primarily due to a $6 million increase in license fees.
Public Sector:
The PS operating margin was 18% and 19% for the six months ended June 30, 2010 and 2009, respectively. The operating margin decline was due primarily to a $6 million decrease in license fees and increased lower-margin revenue in our UK operation.
Availability Services:
The AS operating margin was 21% and 25% for the six months ended June 30, 2010 and 2009, respectively. The lower margin was driven by the lower mix of higher margin recovery services revenue and an absolute decline in recovery services margin due to decreased revenue on a high fixed cost base and increased employee-related cost, and an absolute decline in managed services margin mainly due to facility expansions which increased the fixed cost base in advance of anticipated revenue growth and increased employee-related cost. Recovery services typically use shared resources while managed services use dedicated resources.
Revenue:
Total revenue decreased $157 million or 6% for the six months ended June 30, 2010 compared to the first half of 2009. Organic revenue decreased 6% in the first half of 2010 compared to the prior year period, primarily because of a $232 million decline in the broker/dealer’s revenue, partially offset by the increases in license fees, software rental revenue and resale fee revenue.
Financial Systems:
FS revenue decreased $146 million or 10% in the first half of 2010 from the prior year period. Organic revenue decreased 10% in the period. Excluding the broker/dealer business, organic revenue was up 7%. Professional services revenue increased $17 million or 7%. Revenue from license and resale fees included software license revenue of $106 million, an increase of $52 million compared to the same period in 2009, reflecting the recognition in 2010 of $28 million that was in backlog at December 31, 2009.
Higher Education:
HE revenue decreased $13 million or 5% for the six months ended June 30, 2010 compared to the corresponding period in 2009 due to a decrease in organic revenue. HE services revenue decreased $20 million, primarily due to decreases in managed services and professional services, partially offset by an increase in software support revenue. Revenue from license and resale fees included software license revenue of $15 million in the six months ended June 30, 2010, an increase of $5 million from the prior year period.

31

Public Sector:
PS revenue increased $14 million or 8% for the six months ended June 30, 2010 compared to the corresponding period in 2009. Organic revenue increased 5%. Revenue from license and resale fees included software license revenue of $6 million and $12 million in the six months ended June 30, 2010 and 2009, respectively.
Availability Services:
AS revenue decreased $12 million in the first half of 2010 from the prior year period. Organic revenue decreased 3% in the period. In North America, revenue decreased 3% overall and 4% organically, where decreases in recovery services and professional services revenue exceeded growth in managed services. Revenue in Europe increased 5%, but grew 2% organically.
Costs and Expenses:
Cost of sales and direct operating expenses as a percentage of total revenue was 47% and 51% in the six-month periods ended June 30, 2010 and 2009, respectively, largely the result of the lower volumes of the broker/dealer business previously mentioned. Also impacting the period were higher FS consultant expenses, AS and FS employment-related expenses and AS equipment and facilities costs, partially offset by lower HE employment-related expenses.
Sales, marketing and administration expenses as a percentage of total revenue was 22% and 20% in the six-month periods ended June 30, 2010 and 2009, respectively. Increases in sales, marketing and administration expenses were primarily due to increases in FS and AS employment-related expense, FS professional services expenses, stock compensation and corporate advertising expenses and the impact of the lower volumes of the broker/dealer reducing total revenue, partially offset by reduced FS facilities costs and HE and PS employment-related expenses.
Because AS product development costs are insignificant, it is more meaningful to measure product development expenses as a percentage of revenue from software and processing solutions. For the six months ended June 30, 2010 and 2009, product development costs were 10% and 9% of revenue from software and processing solutions, respectively.
Depreciation and amortization as a percentage of total revenue was 6% and 5% in the six-month periods ended June 30, 2010 and 2009, respectively, primarily due to capital expenditures supporting AS.
Amortization of acquisition-related intangible assets as a percentage of total revenue was 10% and 9% in the six months ended June 30, 2010 and 2009, respectively. The $9 million decrease is primarily due to a cumulative adjustment in the second quarter of 2009 related to the finalization of the purchase price allocation of our acquisition of GL TRADE.
Merger and other costs are costs incurred for the shutdown of the professional trading portion of the broker/dealer business. We expect to incur up to an additional $2 to $4 million related to this shutdown during the remainder of 2010.
Interest expense was $319 million and $306 million for the six months ended June 30, 2010 and 2009, respectively. The increase in interest expense was due primarily to interest rate increases mainly due to amending the term loan in 2009 and increased average borrowings under our receivables facility, partially offset by reduced borrowings under our revolving credit facility.
Other income was $14 million and $21 million for the three months ended March 31, 2010 and 2009, respectively. The decrease is primarily attributable to an $8 million decrease in foreign currency transaction gains related to our Euro denominated term loan.
The effective income tax rates for the six months ended June 30, 2010 and 2009 were a benefit of 28% and 18%, respectively. The rate in the first half of 2010 reflects the different mix of taxable income in various jurisdictions as well as our ability to fully utilize foreign tax credits. The rate in the first half of 2009 reflects limitations on our ability to utilize certain foreign tax credits.
Accreted dividends on SCCII’s cumulative preferred stock were $96 million and $86 million for the six months ended June 30, 2010 and 2009, respectively. The increase in dividends is due to compounding. No dividends have been declared by SCCII.

32

Liquidity and Capital Resources:
At June 30, 2010, cash and equivalents were $729 million, an increase of $65 million from December 31, 2009. Cash flow provided by operations was $246 million in the six months ended June 30, 2010 compared to $163 million in the six months ended June 30, 2009. The increase in cash flow from operations is due primarily to the termination in December 2008 of our off-balance sheet accounts receivable securitization program, which reduced 2009 operating cash flow, and a $50 million tax refund received in the first quarter of 2010, partially offset by a decline in earnings before interest, taxes, depreciation and amortization (“EBITDA” as defined and calculated below).
Net cash used in investing activities was $153 million in the six months ended June 30, 2010, comprised of cash paid for property and equipment and other assets and one business acquired in each of our FS and AS segments. Net cash used in investing activities was $176 million in the six months ended June 30, 2009, comprised of cash paid for property and equipment and other assets, one business acquired in each of our FS and PS segments and payment of a contingent purchase obligation.
Net cash used in financing activities was $9 million for the six months ended June 30, 2010, primarily related to quarterly principal payments on the term loans, mostly offset by increased borrowings under our receivables facility. Net cash used in financing activities was $459 million for the six months ended June 30, 2009, primarily related to repayment at maturity of the $250 million senior secured notes and repayment of $425 million of borrowings under the revolving credit facility, partially offset by cash received from the new receivables facility (net of associated fees). At June 30, 2010, no amount was outstanding under the revolving credit facility and $275 million was outstanding under the receivables facility, which represented the full amount available for borrowing based on the terms and conditions of the facility. In early 2010, we entered into interest rate swap agreements, with an aggregate notional amount of $500 million, which expire in May 2013 under which we pay fixed interest payments (at 1.99%) for the term of the swaps and, in turn, receive variable interest payments based on three-month LIBOR.
At June 30, 2010, contingent purchase price obligations that depend upon the operating performance of certain acquired businesses could total $26 million, all of which could be due in the next 12 months, but we only expect to pay $0.4 million. We also have outstanding letters of credit and bid bonds that total approximately $45 million.
At June 30, 2010, we have outstanding $8.27 billion in aggregate indebtedness, with additional borrowing capacity of $796 million under the revolving credit facility (after giving effect to outstanding letters of credit).
We expect our available cash balances, cash flows from operations, combined with availability under the revolving credit facility and receivables facility, to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for a period that includes at least the next 12 months.
Covenant Compliance
Adjusted EBITDA is used to determine compliance with certain covenants contained in the indentures governing SunGard’s senior notes due 2013 and 2015 and senior subordinated notes due 2015 and in SunGard’s senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments permitted in calculating covenant compliance under the indentures and senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants.
The breach of covenants in SunGard’s senior secured credit facilities that are tied to ratios based on Adjusted EBITDA could result in a default under that agreement and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under the indentures. Additionally, under SunGard’s debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

33

Adjusted EBITDA is calculated as follows (in millions):

					Last Twelve
					Months
	Three Months Ended June 30,		Six Months Ended June 30,		June 30,
	2009	2010	2009	2010	2010
Net loss	$(7)	$(21)	$(41)	$(75)	$(1,152)
Interest expense, net	155	159	305	318	643
Provision for (benefit from) income taxes	—	2	(9)	(29)	(93)
Depreciation and amortization	202	194	395	392	828
Goodwill impairment charge	—	—	—	—	1,126

EBITDA	350	334	650	606	1,352
Purchase accounting adjustments (a)	3	2	8	6	16
Non-cash charges (b)	7	13	17	21	40
Restructuring and other charges (c)	6	16	17	25	50
Pro forma expense savings related to acquisitions (d)	1	—	2	—	1
Other (e)	(11)	(11)	(10)	(8)	7

Adjusted EBITDA — senior secured credit facilities, senior notes due 2013 and 2015 and senior subordinated notes due 2015	$356	$354	$684	$650	$1,466

(a)	Purchase accounting adjustments include the adjustment of deferred revenue and lease reserves to fair value at the date of the Transaction and for subsequent acquisitions made by the Company and certain acquisition-related compensation expense.

(b)	Non-cash charges include stock-based compensation and loss on the sale of assets.

(c)	Restructuring and other charges include debt refinancing costs, severance and related payroll taxes, reserves to consolidate certain facilities, settlements with former owners of acquired companies and certain other expenses associated with acquisitions made by the Company.

(d)	Pro forma adjustments represent the full-year impact of savings resulting from post-acquisition integration activities.

(e)	Other includes foreign currency transaction gains or losses related to debt denominated in other than the functional currency, management fees paid to the Sponsors and franchise and similar taxes reported in operating expenses, partially offset by certain charges relating to the receivables facility.

34

The covenant requirements and actual ratios for the twelve months ended June 30, 2010 are as follows. All covenants are in compliance.

	Covenant	Actual
	Requirements	Ratios
Senior secured credit facilities (1)
Minimum Adjusted EBITDA to consolidated interest expense ratio	1.70x	2.51x
Maximum total debt to Adjusted EBITDA	6.25x	5.00x
Senior notes due 2013 and 2015 and senior subordinated notes due 2015 (2)
Minimum Adjusted EBITDA to fixed charges ratio required to incur additional debt pursuant to ratio provisions	2.00x	2.50x

(1)	The senior secured credit facilities require us to maintain an Adjusted EBITDA to consolidated interest expense ratio starting at a minimum of 1.70x for the four-quarter period ended December 31, 2009 and increasing over time to 1.80x by the end of 2010 and to 2.20x by the end of 2013. Consolidated interest expense is defined in the senior secured credit facilities as consolidated cash interest expense less cash interest income further adjusted for certain non-cash or non-recurring interest expense and the elimination of interest expense and fees associated with SunGard’s receivables facility. Beginning with the four-quarter period ending December 31, 2009, we are required to maintain a consolidated total debt to Adjusted EBITDA ratio of 6.25x and decreasing over time to 5.75x by the end of 2011 and to 4.75x by the end of 2013. Consolidated total debt is defined in the senior secured credit facilities as total debt less certain indebtedness and further adjusted for cash and cash equivalents on our balance sheet in excess of $50 million. Failure to satisfy these ratio requirements would constitute a default under the senior secured credit facilities. If our lenders failed to waive any such default, our repayment obligations under the senior secured credit facilities could be accelerated, which would also constitute a default under our indentures.

(2)	SunGard’s ability to incur additional debt and make certain restricted payments under our indentures, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charges ratio of at least 2.0x, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio, such as the ability to incur up to an aggregate principal amount of $5.75 billion under credit facilities (inclusive of amounts outstanding under the senior credit facilities from time to time; as of June 30, 2010, we had $4.66 billion outstanding under the term loan facilities and available commitments of $796 million under the revolving credit facility), to acquire persons engaged in a similar business that become restricted subsidiaries and to make other investments equal to 6% of our consolidated assets. Fixed charges is defined in the indentures governing the Senior Notes due 2013 and 2015 and the Senior Subordinated Notes due 2015 as consolidated interest expense less interest income, adjusted for acquisitions, and further adjusted for non-cash interest and the elimination of interest expense and fees associated with the receivables facility.

35

Certain Risks and Uncertainties
Certain of the matters we discuss in this Report on Form 10-Q may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or other catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; and a material weakness in our internal controls. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including this Form 10-Q. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.
Item 3. Quantitative and Qualitative Disclosures about Market Risk:
We do not use derivative financial instruments for trading or speculative purposes.
At June 30, 2010, we had total debt of $8.27 billion, including $4.93 billion of variable rate debt. We have entered into interest rate swap agreements which fix the interest rates for $3.25 billion of our variable rate debt. Swap agreements that expire in February 2011 with a notional value of $800 million effectively fix our interest rates at 5.00%. Swap agreements expiring in February 2011 with a notional value of $750 million effectively fix our interest rates at 3.17%. Swap agreements expiring in February 2012 with a notional value of $1.2 billion effectively fix our interest rates at 1.78%. Swap agreements expiring in May 2013 with a notional value of $500 million effectively fix our interest rates at 1.99%. Our remaining variable rate debt of $1.68 billion is subject to changes in underlying interest rates, and, accordingly, our interest payments will fluctuate. During the period when all of our interest rate swap agreements are effective, a 1% change in interest rates would result in a change in interest of approximately $17 million per year. Upon the expiration of each interest rate swap agreement in February 2011, February 2012 and May 2013, a 1% change in interest rates would result in a change in interest of approximately $32 million, $44 million and $49 million per year, respectively.
Item 4T. Controls and Procedures:
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, as of the end of the period covered by this Report. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this Report were effective.
No change in our internal control over financial reporting occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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Part II Other Information:
Item 1. Legal Proceedings: None.
Item 1A. Risk Factors: There have been no material changes to SCC’s, SCCII’s or SunGard’s Risk Factors as previously disclosed in their Form 10-K for the year ended December 31, 2009.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds: None.
Item 3. Defaults Upon Senior Securities: None.
Item 4. (Removed and Reserved)
Item 5. Other Information:
(a) None.
(b) None.
Item 6. Exhibits:

Number	Document

10.1
Employment Agreement between Andrew Stern and SunGard Data Systems Inc., SunGard Capital Corp. and SunGard Capital Corp. II, effective as of June 1, 2010 and forms of initial equity awards granted to Andrew Stern on June 21, 2010 included as Exhibits A and B.

10.2	Forms of June 25, 2010 Amendment to the Performance-Based Equity Award Agreements.

10.3	Forms of May 2010 Performance-Based Restricted Stock Unit Award Agreements.

10.4	Forms of May 2010 Time-Based Restricted Stock Unit Award Agreements.

10.5	Forms of May 2010 Performance-Based Class A Stock Option Award Agreements.

10.6	Forms of May 2010 Time-Based Class A Stock Option Award Agreements.

12.1	Computation of Ratio of Earnings to Fixed Charges.

31.1
Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

31.2
Certification of Robert F. Woods, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

32.1
Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

32.2
Certification of Robert F. Woods, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
Dated: August 5, 2010	By:	/s/ Robert F. Woods
Robert F. Woods Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.
Dated: August 5, 2010	By:	/s/ Robert F. Woods
Robert F. Woods
Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Document

10.1
Employment Agreement between Andrew Stern and SunGard Data Systems Inc., SunGard Capital Corp. and SunGard Capital Corp. II, effective as of June 1, 2010 and forms of initial equity awards granted to Andrew Stern on June 21, 2010 included as Exhibits A and B.

10.2	Forms of June 25, 2010 Amendment to the Performance-Based Equity Award Agreements.

10.3	Forms of May 2010 Performance-Based Restricted Stock Unit Award Agreements.

10.4	Forms of May 2010 Time-Based Restricted Stock Unit Award Agreements.

10.5	Forms of May 2010 Performance-Based Class A Stock Option Award Agreements.

10.6	Forms of May 2010 Time-Based Class A Stock Option Award Agreements.

12.1	Computation of Ratio of Earnings to Fixed Charges.

31.1
Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

31.2
Certification of Robert F. Woods, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

32.1
Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

32.2
Certification of Robert F. Woods, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

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Exhibit 10.1
EXECUTION COPY
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (the “Employment Agreement” or “Agreement”) is entered into, by and among SunGard Data Systems Inc. (the “Company”), SunGard Capital Corp. and SunGard Capital Corp. II (collectively, “Capital”), for the specific and limited purpose of the provisions set forth in Sections 1.2, 1.8 and 5.1, and Andrew A. Stern (“Executive”) as of June 1, 2010 (the “Effective Date”).
WHEREAS, the Company wishes to hire Executive as the Chief Executive Officer of SunGard Availability Services and Executive wishes to accept such position as of the Effective Date.
WHEREAS, Capital are the holding companies of the Company;
WHEREAS, the parties desire to enter into an agreement to provide for Executive’s employment upon the terms and conditions set forth herein.
WHEREAS, Executive has agreed to certain confidentiality, non-competition and non-solicitation covenants contained hereunder, in consideration of the benefits provided to Executive under this Agreement.
WHEREAS, certain capitalized terms shall have the meanings given those terms in Section 3 of this Agreement.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Employment. The Company hereby agrees to employ Executive as the Chief Executive Officer of SunGard Availability Services, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth. The Company will provide Executive shared office space in the metropolitan Baltimore, Maryland area.
1.1 Employment Term. The Executive shall be employed for an employment term commencing as of the Effective Date and continuing until December 31st following the fifth anniversary of the Effective Date, unless the Agreement is terminated sooner in accordance with Section 2 below. In addition, effective as of December 31, 2014, and as of the last day of each subsequent calendar year (each such date referred to as a “Year-End Date”), the employment term shall automatically renew for periods of one additional year unless the Company gives written notice to the Executive at least 12 months before any Year-End Date that the employment term shall not be renewed. The period commencing on the Effective Date and ending on the date on which the term of Executive’s employment under the Agreement shall terminate is hereinafter referred to as the “Employment Term.” The failure of the Company to renew this Agreement shall not be considered a termination of Executive’s employment under this Agreement.
1.2 Title, Duties and Responsibilities. During the Employment Term, Executive shall report to the Chief Executive Officer of the Company (“CEO”) and shall serve as Chief Executive Officer of the availability services business of the Company (which, as described in the Company’s most recent Form 10-k on the date of reference, is called the “AS Business”). Executive shall have and perform all duties and responsibilities incident to such position or as may be reasonably assigned to him by the CEO. After the time, if any, as the Company spins off the AS Business to the shareholders of the Company, Capital shall take all steps within their authority to have Executive elected, and re-elected, as applicable, as a member of the board of directors of the entity controlling the AS Business.

EXECUTION COPY
1.3 Extent of Service. Executive shall use Executive’s best efforts to carry out Executive’s duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, shall devote substantially all of Executive’s business time, attention and energy thereto. The foregoing shall not be construed as preventing Executive from (a) making investments in other businesses or enterprises, or (b) engaging in any other business activity unless, in the sole judgment of the CEO, it is likely to interfere in any material respect with Executive’s ability to discharge Executive’s duties and responsibilities under this Agreement. In addition, it shall not be a violation of this Agreement for Executive to serve on civic or charitable boards or committees; deliver lectures; fulfill speaking engagements; and to manage personal investments (subject to the immediately preceding sentence); provided that such activities do not interfere in any material respect with the performance of Executive’s responsibilities as an employee in accordance with this Agreement. Executive may continue to serve as a director of L. Fishman. Any service by Executive on any other corporate board or committee will require the prior approval of the CEO.
1.4 Base Salary. During the Employment Term, for all the services rendered by Executive hereunder, the Company shall pay Executive a base salary (“Base Salary”), at the annual rate of $525,000 payable in installments at such times as the Company customarily pays its other employees. Executive’s Base Salary shall be reviewed periodically for appropriate increases by the CEO or the Compensation Committee (the “Compensation Committee”) of the board of directors of the Company (the “Board”) pursuant to the Company’s normal performance review policies for senior level executives; provided, however, that at such time, if any, as there is a “Spin-off,” as defined below, Executive’s minimum base salary shall be at the annual rate of $650,000.
1.5 Retirement, Welfare and Other Benefit Plans and Programs. During the Employment Term, Executive shall be entitled to participate in all employee retirement and welfare benefit plans and programs made available to the Company’s senior level executives as a group, as such retirement and welfare plans may be in effect from time to time and subject to the eligibility requirements of such plans. During the Employment Term, Executive shall be provided with executive fringe benefits and perquisites under the same terms as those made available to the Company’s senior level executives as a group, as such programs may be in effect from time to time. During the Employment Term, Executive shall be entitled to vacation (which is currently 5 weeks per year and shall not be reduced unless part of an overall reduction for senior executives generally) and sick leave in accordance with the Company’s holiday and other pay for time not worked policies. Nothing in this Agreement or otherwise shall prevent the Company from amending or terminating any retirement, welfare or other employee benefit plans, programs, policies or perquisites from time to time as the Company deems appropriate.
1.6 Reimbursement of Expenses. During the Employment Term, Executive shall be provided with reimbursement of reasonable expenses related to Executive’s employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group. To assist Executive in traveling between Baltimore and Wayne, the Company shall provide Executive with a car service from his home in the Baltimore metropolitan area to Wayne, Pennsylvania and shall provide Executive with reasonable and appropriate accommodations and transportation (from the Company’s automobile pool) in the vicinity of the Company’s offices in Wayne, PA. To the extent those benefits are determined to be taxable to Executive, the Company shall provide Executive with a tax equivalency bonus prior to the time such taxes are due such that Executive has no out of pocket cost for those benefits.

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EXECUTION COPY
1.7 Incentive Compensation. During the Employment Term, Executive shall be entitled to participate in all short-term and long-term incentive programs established by the Company for its senior level executives, at such levels as the CEO or Compensation Committee determines. Executive’s incentive compensation shall be subject to the terms of the applicable plans and shall be determined based on Executive’s individual performance and the performance of the AS Business, as determined by the CEO or Compensation Committee of the Company’s Board of Directors (the “Incentive Bonus”). Executive’s Target Incentive Bonus (as defined in Section 3) for each fiscal year of the Company during the Employment Term shall be not less than $750,000, provided, however, that for the 2010 fiscal year of the Company only both the target performance measures and the target amount of such bonus shall be prorated for the portion of the fiscal year between Executive’s actual employment starting date and December 31, 2010 and the Executive will earn no less than 70% of the 2010 Target Incentive Bonus, as so pro rated.
1.8 Equity Grants.
(a) Grant. Within 21 days of the Effective Date, Executive shall receive two equity awards in accordance with Exhibits A and B (the “Initial Time Equity Awards”), attached hereto and made part hereof, and the performance grant set forth on Exhibit C (the “Performance Grant”) attached hereto and made a part hereof. On the earlier of two years from the Effective Date or the date of a Spin-off, Executive will receive a follow-on equity award in accordance with Exhibits D and E (the “Follow On Time Equity Awards”), attached hereto and made part hereof (together with the Initial Time Equity Awards, the “SunGard Equity Awards”). All equity awards shall be made under the terms and conditions of the Company’s long term incentive plan.
(b) Spin-off. In the event of a Spin-off, the Company and Capital shall cause each outstanding SunGard Equity Award that has not been exercised or settled to be cancelled and replaced with equity awards in the entity that controls the AS Business (the “AS Equity Awards”) (i) with respect to equity of the entity controlling the AS Business (the “AS Equity”) with materially the same terms and conditions as, and to the extent that the AS Equity consists of different classes, pari passu with, the AS Equity that the Company’s non-employee shareholders hold following the Spin-off, except as to governance matters and rights currently reserved for the non-employee shareholders under the stockholders’ agreement or other relevant documents; (ii) having a total value, whether vested or unvested and including any prior SunGard Equity Awards that have been cashed out or have been exercised or settled (based on the then fair market value of the shares received upon exercise of settlement), of $10,000,000, which may be equitably adjusted on account of a transaction described in subparagraph (c)(i), and which shall be based on the fair market value of the AS Equity as to which the AS Equity Awards relate on the date of grant of the AS Equity Awards (determined without regard to any exercise price or other similar amount to be payable by Executive in connection with the AS Equity Awards); provided, however, that the AS Equity underlying the AS Equity Awards, including any cash previously received and the equivalent amount of SunGard Equity received upon the previous exercise or settlement of the SunGard Equity Awards, shall in no event exceed 0.6%, nor be less than 0.4%, of the AS Equity on a fully-diluted basis as of the date of grant; and (iii) with terms and conditions (including but not limited to vesting, payment or exercise, distributions, calls and puts and share restrictions) that are materially the same as the SunGard Equity Awards that they replace, provided, however, that the AS Equity Awards shall provide that (A) in the event of an initial public offering of common stock of the entity controlling the AS Business after a Spin-off, if Executive is thereafter terminated without Cause or terminates for Good Reason, pursuant to Section 2.1 below, dies or is terminated on account of a Disability, pursuant to Section 2.4 below, upon such termination, (1) Executive shall be credited with an additional 12 months of service solely for determining his vested rights under the AS Equity Awards and (2) the Follow On Time Equity Awards shall then be treated as vested to the same extent as the Initial Time Equity Awards after taking into account the additional 12 months under (1) above, and (B) upon any Monetization (as defined in Exhibit C) of the AS Business that occurs after a Spin-off but prior to a termination of employment for any reason, all or a portion of the unvested AS Equity Awards, proportionate to the percentage of Monetization then achieved, shall then become vested.

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EXECUTION COPY
(c) Sale or Other Disposition and Certain Acquisitions.
(i) In the event of a Sale or Other Disposition of less than 80% of the AS Business, as measured by a good faith determination of fair market value of the assets by the Board, prior to a Spin-off, all unvested portions of the Initial Time Equity Award, and the Follow On Time Equity Award in the event it has been granted or as and when it is granted, shall be adjusted in good faith by the Board so as to reflect the equitable treatment of Executive such that the SunGard Equity Awards will continue to have the value immediately before such transaction as adjusted to take into account the value of the sale to the Company, Capital and its shareholders; provided, however, that no such adjustment shall actually be made until there occurs a Sale or Other Disposition of at least a sale of 20% of the AS Business, on a cumulative basis, or a Spin-off occurs, and any such adjustment shall be targeted to keep Executive’s interest upon a Sale or other Disposition of the AS Business at .55% of Net Proceeds. The adjustments shall take into account all events that have occurred prior to such adjustment, including but not limited to prior investments of proceeds in, or repayment of debt of, the AS Business, or the other business(es) of the Company, as applicable, and the value of the vested SunGard Equity Awards.
(ii) In the event of a Sale or Other Disposition of 80% or more of the AS Business, as measured by a good faith determination of fair market value of the assets by the Board, prior to a Spin-off, all unvested portions of the Initial Time Equity Award, and the Follow On Time Equity Award in the event it has been granted, shall be adjusted for any Sale of Other Disposition not yet taken into account under subparagraph (i) above and then cancelled in consideration of a cash payment to Executive within 30 days of the closing of such Sale or Other Disposition equal to 0.55% of the Net Proceeds, as defined below, realized from the Sale or Other Disposition reduced by the fair market value of SunGard Equity received upon the previous exercise or settlement of SunGard Equity Awards, and the value of such SunGard Equity attributable to SunGard Equity Awards vested prior to such Sale or Other Disposition that were not then exercised or settled, both as determined immediately after the closing of the Sale or Other Disposition.
(iii) In the event of acquisitions made by the AS Business prior to a Spin-off, all adjustments under subparagraphs (i) and (ii) above shall take those transactions into account in good faith by the Board.
(d) Definitions. For purposes of this Agreement (including Exhibit C), the following capitalized terms shall have the following meanings:
(i) “Spin-off” means a corporate divestiture of the AS Business accomplished through the dividend or distribution to the ultimate beneficial owners of the Company or its ultimate stockholders of shares of capital stock or other equity interests in a corporate entity holding the AS Business, constituting at least 80% of the then outstanding shares of capital stock or other equity interests of such entity or having an aggregate value equal to at least 80% of the fair market value of the AS Business at such at such time.

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EXECUTION COPY
(ii) “Sale or Other Disposition” means the sale or transfer of assets of the AS Business, or the equity of the entity controlling the AS Business, to an unrelated third party in an arms’-length transaction, but not including an initial public offering of the shares of the entity controlling the AS Business.
(iii) “Net Proceeds” means (A) the amount of cash and the fair market value of marketable securities received upon a Sale or Other Disposition, minus (B) the sum of $2 Billion, but not in excess of 50% of the gross selling price, all selling costs, including all finders, investment banking and professional fees and expenses, and the Federal, state and local income taxes imposed on the sellers, other than the investors, with respect to any gain recognized as a result of the Sale or Other Disposition.
(e) In the event cash proceeds are to be distributed to Executive related to the SunGard Equity Awards and such cash may not be currently distributed without taxation under section 409A of the Code, payment of such amounts shall be delayed, as required by section 409A, until the first date on which payment may occur without taxation under section 409A. Payment shall then be made with interest during the period of deferral, at the rate of three-month Libor plus 200 basis points, as determined on the first day of deferral, compounded quarterly, from the date on which payment would have been made otherwise. If Executive dies during the deferral period, the amounts withheld on account of section 409A shall be paid to the personal representative of Executive’s estate within 5 business days after the date of Executive’s death.
1.9 IPO Bonus. In the event of an initial public offering of common stock of the entity controlling the AS Business after a Spin-off, Executive shall be entitled to receive a special cash bonus, if performance is above the first Hurdle as to any of the Financial Performance Measures set forth on Exhibit C, up to $333,333 ($1.0 M for achievement of all three), for which at least the second Hurdle set forth in Exhibit C has been satisfied on the date of closing of the initial public offering; and $1.0 M ($3.0 M for achievement of all three) as to each of the Financial Performance Measures set forth on Exhibit C for which the third Hurdle set forth in Exhibit C has been satisfied on the date of closing of the initial public offering. The amount of this IPO Bonus shall be determined with linear interpolation for performance between such Hurdles. Any IPO Bonus payment shall be paid on the 30th day following a Monetization (or the next business day if that day is not a business day) in the same percentage of Monetization (e.g., 40% payment upon 40% Monetization) if Executive is then employed or if the Monetization occurs within 12 months following a termination without Cause or for Good Reason; provided, however, that if Executive is still employed on the first day of the eighth month of the sixth year following the Effective Date, payment of the remainder of the earned IPO Bonus shall be made on such date without regard to Monetization.
2. Termination. Executive’s employment shall terminate upon the occurrence of any of the following events:
2.1 Termination Without Cause or for Good Reason. The Company may terminate Executive’s employment with the Company at any time without Cause (as defined in Section 3) or Executive may terminate his employment with the Company for Good Reason (as defined in Section 3) (in which case the Employment Term shall be deemed to have ended) to be effective upon not less than 30 days’ prior written notice pursuant to Section 12 to Executive or the Company, as applicable; provided, however, that, in the event that such notice is given, Executive shall be allowed to seek other employment, to the extent such other employment is consistent with Executive’s obligations under Section 6.

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EXECUTION COPY
2.2 Benefits Payable Upon Termination Without Cause or for Good Reason.
(a) In the event of a termination of Executive as described in Section 2.1 that occurs during the Employment Term, if Executive executes and does not revoke a Release (as defined in Section 3), Executive shall be entitled to receive the following severance benefits:
(i) Executive shall receive a lump sum cash payment equal to two times the sum of Executive’s annual Base Salary plus Executive’s Target Incentive Bonus (as defined in Section 3) in effect immediately before the Termination Date (as defined in Section 3).
(ii) Executive shall receive a pro rata Incentive Bonus for the year in which Executive’s Termination Date occurs. The pro rata amount shall be determined as the Incentive Bonus Executive would have actually earned for that year multiplied by the number of days in which Executive was employed by the Company during the year of termination, including the Termination Date, divided by 365.
(iii) The Company shall pay Executive a lump sum cash payment equal to the cost (calculated as described below) that Executive would incur if Executive continued medical, dental and vision coverage for Executive, and, where applicable, his spouse and dependents, for the one-year period following the Termination Date. For this purpose, the monthly cost shall be determined as 100% of the applicable monthly premium for the cost of medical, dental and vision coverage for Executive, less the monthly premium charge that is paid by active Company employees for similar coverage as in effect at Executive’s Termination Date. The cash payment shall be increased by a tax equivalency bonus, prior to the time such taxes are due, such that Executive has no out of pocket cost for the payment provided above. Executive may elect COBRA continuation coverage according to the terms of the Company’s applicable benefit plans.
(iv) Executive shall receive any other amounts earned, accrued or owing but not yet paid under Section 1 above and any other benefits in accordance with the terms of any applicable plans and programs of the Company.
(b) Payment of the lump sum benefits described in subsections (a) above shall be made on the 60th day after Executive’s Termination Date, except that the payment under subsection (a)(ii) shall be made in the year following the year of termination, but on or before March 15 of such year, all such payments subject to Executive’s execution and non-revocation of an effective Release.
2.3 Retirement or Other Voluntary Termination. Executive may voluntarily terminate employment for any reason, including voluntary retirement, upon 30 days’ prior written notice pursuant to Section 12. In such event, after the effective date of such termination, no further payments shall be due under this Agreement. However, Executive shall receive any amounts earned, accrued or owing but not yet paid under Section 1 above and shall be entitled to any benefits due in accordance with the terms of any applicable benefit plans and programs of the Company.
2.4 Disability. The Company may terminate Executive’s employment if Executive has been unable to perform the essential functions of Executive’s position with the Company, with or without reasonable accommodation, by reason of physical or mental incapacity for a period of six consecutive months (“Disability”). Executive agrees, in the event of a dispute under this Section 2.4 relating to Executive’s Disability, to submit to a physical examination by a licensed physician selected by the Board. If Executive’s employment terminates on account of Disability, no further payments shall be due under this Agreement. However, Executive shall be entitled to (i) any amounts earned, accrued or owing but not yet paid under Section 1 above and any benefits due in accordance with the terms of any applicable benefit plans and programs of the Company and (ii) a pro rated bonus for the year in which Executive’s Disability occurs, which bonus shall be calculated and paid according to Section 2.2(a)(ii) above, paid in the year following the year of termination, but on or before March 15 of such year.

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EXECUTION COPY
2.5 Death. If Executive dies while employed by the Company, the Company shall pay to Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, (i) any amounts earned, accrued or owing but not yet paid under Section 1 above and any benefits accrued or earned under the Company’s benefit plans and programs according to the terms of such plans and (ii) a pro rated bonus for the year in which Executive’s death occurs, which bonus shall be calculated and paid according to Section 2.2(a)(ii) above, paid in the year following the year of termination, but on or before March 15 of such year. Otherwise, the Company shall have no further liability or obligation under this Agreement to Executive’s executors, legal representatives, administrators, heirs or assigns.
2.6 Cause. The Company or the CEO may terminate Executive’s employment at any time for Cause upon written notice to Executive, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. Executive shall be entitled to any benefits accrued or earned before Executive’s termination in accordance with the terms of any applicable benefit plans and programs of the Company; provided that Executive shall not be entitled to receive any unpaid short-term or long-term cash incentive payments or unvested options.
3. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 3:
(a) “Cause” shall mean any of the following grounds for termination of Executive’s employment, provided that no act or failure to act by Executive shall be deemed to constitute Cause if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interests of the Company or the AS Business, as applicable:
(i) Executive is convicted of (or pleads guilty or nolo contendre to) a felony;
(ii) Executive neglects, refuses or fails to perform his material duties hereunder (other than a failure resulting from Executive’s incapacity due to physical or mental illness), provided Executive is given written notice specifying such neglect, refusal or failure within 90 days of the later of the event or failure giving rise to the neglect, refusal or failure or the Company’s knowledge thereof and such neglect, refusal or failure continues for a period of at least 30 days after such written notice;
(iii) Executive commits a material act of dishonesty or breach of trust or otherwise engages in or is guilty of gross negligence or willful misconduct in the performance of Executive’s duties; or
(iv) Executive breaches in any material respect the provisions of any written non-competition, non-disclosure or non-solicitation agreement, or any other agreement in effect with the Company, including without limitation the provisions of Section 6 of this Agreement or the Company’s written code of business conduct and ethics, including the Global Business Conduct and Compliance Program.
(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

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EXECUTION COPY
(c) “Good Reason” means, without Executive’s consent, the existence of any of the following conditions:
(i) Any material diminution in the Executive’s Base Salary or a material reduction or negative change in the type or level of compensation to which Executive is entitled under the Agreement, other than as a result of an across the board reduction or change in compensation for executives of the AS Business generally;
(ii) A material change in the geographic location at which the Executive must perform services, provided that normal business travel occasioned by Executive’s position shall not be deemed a material change in geographic location; or
(iii) A material diminution in Executive’s authority, duties or responsibilities, provided, however, that a material diminution of Executive’s authority, duties and responsibilities shall not be deemed to have occurred as a result of a Spin-off, a Sale or Other Disposition, or any Monetization. After a Spin-off, removal from or failure to elect or re-elect Executive to the board of directors of the entity that controls the AS Business shall be treated as a material diminution of Executive’s duties.
Notwithstanding the foregoing, an event described in this subsection (c) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from Executive of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for an event on the 90th day following the later of its occurrence or Executive’s knowledge thereof, unless Executive has given the Company written notice of such event prior to such date.
(d) “Release” means a release substantially in the form of Exhibit F attached to this Agreement, which may be subsequently modified only based on recommendations of the Company’s counsel to reflect changes in applicable law after the Effective Date.
(e) “Target Incentive Bonus” shall mean Executive’s target annual Incentive Bonus amount (measured at the target, identified “goal” target or other similar target as determined by the Company at the Termination Date, without taking into account any incentive override for above goal performance, or any project-specific or other non-standard incentives) in effect under the Company’s Executive Incentive Plan for the year of termination.
(f) “Termination Date” shall mean the effective date of the termination of Executive’s employment relationship with the Company pursuant to this Agreement.
4. Notice of Termination. Any termination of Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 12. The notice of termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment if for Cause, and (iii) specify the Termination Date in accordance with the requirements of this Agreement.
5. IRC Section 280G.
5.1 Shareholder Approval, etc. In the event that it shall be determined that any payment or benefit (including any accelerated vesting of options or other equity awards) made or provided, or to be made or provided, by the Company (or any successor thereto or affiliate thereof) to or for the benefit of Executive, whether pursuant to the terms of this Agreement, any other agreement, plan, program or arrangement of or with the Company (or any successor thereto or affiliate thereof) or otherwise (a “Total Payment”), will be subject to the excise tax imposed by section 4999 of the Code or any comparable tax imposed by any replacement or successor provision of United States tax law (the “Excise Tax”), the Company, Capital and Executive shall reasonably cooperate to avoid incurring such tax by attempting to procure a shareholder vote in satisfaction of the shareholder approval requirements described in Treas. Reg. Section 1.280G-1, Q&A-7.

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5.2 Method of Determination. One or more determinations (each a “Tax Determination”) as to whether any of the Total Payments will be subject to the Excise Tax shall be made by the Company in consultation with such accounting and tax professionals as the Company considers necessary (with all costs related thereto paid by the Company). For purposes of determining whether any of the Total Payments will be subject to the Excise Tax. (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of section 280G of the Code) unless and to the extent that in the written advice of an independent accountant selected (and paid for) by the Company and reasonably acceptable to Executive (the “Accountant”), certain Payments should not constitute parachute payments, and (ii) all “excess parachute payments” (within the meaning of section 280G of the Code) shall be treated as subject to the Excise Tax unless and only to the extent that the Accountant advises the Company that such excess parachute payments are not subject to the Excise Tax.
5.3 Post-IPO. Executive and the Company agree that, if the stock of the Company becomes publicly traded, Executive and the Company will reasonably cooperate to attempt to agree to an adjustment(s) of the provisions of Exhibit C in a manner that would ameliorate the effects of 280G of the Code.
6. Restrictive Covenants.
6.1 Non-Disclosure. At all times during the Employment Term and continuing at all times after Executive’s Termination Date, and except as required by applicable law or in a judicial or administrative proceeding, Executive shall not disclose to anyone outside of SunGard Data Systems Inc. and any of its subsidiaries or affiliates (the “SunGard Group”), or use for the benefit of anyone other than the SunGard Group, any confidential or proprietary information relating to business of the SunGard Group, whether acquired by Executive before, during or after employment with the Company. Executive acknowledges that the proprietary and confidential information of the SunGard Group includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies. Proprietary and confidential information shall not include any information that is (i) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach, to Executive’s knowledge, of other confidentiality obligations by third parties; (ii) made legitimately available to Executive by a third party without breach of any confidentiality obligation; (iii) disclosed by Executive to third parties during the Employment Term as he determines to be necessary or appropriate in the course of his duties under this Agreement provided Executive applies or otherwise puts in place reasonable but appropriate safeguards; or (iv) required by law to be disclosed; provided that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the SunGard Group to obtain a protective order or similar treatment. The provisions of this Section 6.1 shall survive any termination or expiration of this Agreement.

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6.2 Works and Ideas. All marketing strategies, product ideas, software designs and concepts, and software enhancement, improvement ideas, inventions and other material ideas (collectively, “Works and Ideas”) pertaining to the business of the AS Business in any material respect, whether or not patentable or copyrightable, that are made, written, developed or conceived by Executive, alone or with others, at any time (during or after business hours) while Executive is employed by the Company (including at any time prior to the date of this Agreement) or during the three months after Executive’s Termination Date. Executive acknowledges that all of those Works and Ideas will be the exclusive property of the Company, and hereby assigns and agrees to assign all of Executive’s right, title and interest in those Works and Ideas to the Company. Works and Ideas shall not include general industry knowledge, ideas of a general nature not specific to the AS Business and general business experience. Executive shall sign all documents that the Company reasonably requests to confirm its ownership of those Works and Ideas, and shall reasonably cooperate with the Company, at the Company’s expense, to allow the Company to take full advantage of those Works and Ideas. No breach of this Section 6.2 shall be deemed to occur following two years after the end of the Employment Term unless Executive failed to reasonably cooperate with the Company as specified herein or unless, within such two-year period, Executive uses such Works and Ideas for the benefit of a person or entities other than the Company or other members of the SunGard Group or provides those Works and Ideas to a person or entity other than the Company or a member of the SunGard Group for such use, other than in the good faith performance of his duties hereunder. At the end of the Employment Term, to the extent not already disclosed to the CEO, other senior executives of the Company or appropriate executives of the AS Business, Executive agrees to promptly disclose any Works and Ideas so that the Company may confirm its ownership.
6.3 Non-Competition and Non-Solicitation. During the Employment Term and within two years after Executive’s termination of employment with the Company for any reason, whether or not payments are being made under this Agreement, Executive shall not, directly or indirectly, (a) anywhere in the world where the AS Business renders services to clients, render any material services for any organization, or engage in any business, that competes in any material respect with the AS Business, or (b) solicit or contact, for the purpose or with the effect of competing or interfering with the AS Business or any other business of the Company for which Executive has performed material services (i) any customer or acquisition target under contract with the Company at any time during the last two years of Executive’s employment with the Company, (ii) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Executive’s employment with the Company, (iii) any affiliate of any such customer or prospect, (iv) any of the individual contacts at customers or acquisition targets established by the Company, Executive or others at the AS Business during the period of Executive’s employment with the Company, or (v) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who was an employee or independent contractor of the Company within three months before such time unless Executive receives prior written permission from the CEO.
7. Equitable Relief.
(a) Executive acknowledges and agrees that the restrictions contained in Section 6 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company or the SunGard Group, as applicable, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company or the SunGard Group, as applicable, should Executive breach any of the provisions of that Section. Executive represents and acknowledges that (i) Executive has been advised by the Company to consult Executive’s own legal counsel in respect of this Agreement, and (ii) Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive’s counsel.

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(b) Executive further acknowledges and agrees that a breach of any of the restrictions in Section 6 cannot be adequately compensated by monetary damages. Executive agrees that the SunGard Group or the Company, as applicable, shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Section 6 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the SunGard Group or the Company may be entitled. In the event that any of the provisions of Section 6 should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.
Notwithstanding anything in this Agreement to the contrary, if Executive breaches any of Executive’s obligations under Section 6, the Company shall thereafter be obligated only for the compensation and other benefits provided in any Company benefit plans, policies or practices then applicable to Executive in accordance with the terms thereof, and all payments under Section 2 of this Agreement shall cease.
(c) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of Section 6, including without limitation, any action commenced by the SunGard Group or the Company, as applicable, for preliminary and permanent injunctive relief and other equitable relief, may be brought in a United States District Court for Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Chester County, Pennsylvania, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court.
8. Dispute Resolution. In the event of any dispute relating to Executive’s employment, the termination thereof, or this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by alternative dispute resolution conducted by JAMS (or, if JAMS is not available, another mutually agreeable alternative dispute resolution organization), in the city of Executive’s principal place of employment. Any award entered by JAMS (or such other organization) shall be final, binding and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This Section 8 shall be specifically enforceable. JAMS (or such other organization) shall have no authority to modify any provision of this Agreement. In the event of a dispute, each party shall be responsible for its own expenses (including attorneys’ fees) relating to the conduct of the arbitration, and the parties shall share equally the fees of JAMS. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ALL CLAIMS HEREUNDER.
9. Non-Exclusivity of Rights; Resignation from Boards.
(a) Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives the payments described in Section 2.2(a) of this Agreement, Executive hereby waives Executive’s right to receive payments under any severance plan or similar program applicable to employees of the Company.

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(b) If Executive’s employment with the Company terminates for any reason, Executive shall immediately resign from all boards of directors of the Company, any Affiliates and any other entities for which Executive serves as a representative of the Company.
10. Survivorship. The respective rights and obligations of the parties under this Agreement (including without limitation Sections 2,5,6, 7 and 8) shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.
11. Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.
12. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):
If to the Company, to:
SunGard Data Systems Inc.
680 East Swedesford Road
Wayne, PA 19087
Attention: General Counsel
If to Executive, to:
Andrew A. Stern
or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.
13. Contents of Agreement; Amendment and Assignment.
(a) This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all documents otherwise relating the subject matter hereof, and cannot be changed, modified, extended or terminated except upon written amendment approved by the CEO and executed on behalf of the Company by a duly authorized officer of the Company, and by Executive and the other parties to this Agreement.
(b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assignable or delegatable in whole or in part by Executive. Except as provided in the next sentence with respect to a Spin-off, the Company shall not have the right to assign this Agreement to a successor without Executive’s consent to the assignment and, for the avoidance of doubt, if Executive fails to consent, at the effective date of the Sale or Other Disposition, he shall be deemed to have voluntarily resigned without Good Reason. Notwithstanding the foregoing, in the event of the Spin-off, the Company shall assign its rights and obligations under this Agreement to the entity that controls the AS Business, and after such assignment all references to the Company in this Agreement shall be deemed to refer to the entity that controls the AS Business and all references in this Agreement to the “CEO” shall be deemed to refer to the board of directors of the entity controlling the AS Business.

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14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.
15. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.
16. Beneficiaries/References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative.
17. Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.
18. Withholding Taxes. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Except as specifically provided otherwise in this Agreement, Executive shall be responsible for all taxes applicable to amounts payable under this Agreement.
19. Section 409A of the Code; Section 162(m) of the Code.
(a) This Agreement is intended to comply with Section 409A of the Code and its corresponding regulations, to the extent applicable, and will be operated in a manner that complies with Section 409A. The payment of severance benefits under the Agreement are intended to be exempt from section 409A under the “short term deferral” exemption, to the extent applicable. Notwithstanding anything in this Agreement to the contrary, payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. As used in the Agreement with respect to payment of any amounts that are deferred compensation subject to Section 409A, the term “termination of employment” shall mean Executive’s separation from service with the Company within the meaning of Section 409A of the Code and the regulations promulgated thereunder. In no event may Executive, directly or indirectly, designate the calendar year of a payment. For purposes of Section 409A, the right to a series of payments under the Agreement shall be treated as a right to a series of separate payments.

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(b) Notwithstanding anything in this Agreement to the contrary, if the stock of the Company becomes publicly traded, if Executive is considered a “specified employee” under section 409A and if payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service in order to avoid taxation under section 409A of the Code, payment of such amounts shall be delayed as required by section 409A, and the accumulated amounts shall be paid in a lump sum payment within five business days after the end of the six-month period. If Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A shall be paid to the personal representative of Executive’s estate within 60 days after the date of Executive’s death.
(c) With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, Executive, as specified under this Agreement: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.
(d) Executive agrees that if the stock of the Company becomes publicly traded, Executive and the Company will reasonably cooperate to attempt to agree to conform the provisions of this Agreement that the Company deems necessary to allow performance-based compensation to qualify for the “qualified performance-based compensation” exception to section 162(m) of the Code without material loss to Executive.
20. Attorney Fees. The Company shall pay Executive’s reasonable attorney fees incurred in connection with the review, negotiation and documentation of his employment by the Company, including the review, negotiation and documentation of this Agreement and the attachments thereto.
21. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the Effective Date.

SUNGARD DATA SYSTEMS INC.

Date: 6/21/10	By:	/s/ Cristóbal Conde Name: Cristóbal Conde
Title: Chief Executive Officer

SUNGARD CAPITAL CORP.

Date: 6/21/10	By:	/s/ Cristóbal Conde Name: Cristóbal Conde
Title: Chief Executive Officer

SUNGARD CAPITAL CORP. II

Date: 6/21/10	By:	/s/ Cristóbal Conde Name: Cristóbal Conde
Title: Chief Executive Officer

Date: 6/21/10		/s/ Andrew A. Stern Executive: Andrew A. Stern

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EXHIBIT A
Form of Initial Time Equity Award — RSU

Name: Andrew A. Stern
Number of Stock Units: 138,376
Date of Grant: June 21, 2010
SunGard Capital Corp. and SunGard Capital Corp. II
Management Time-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee. Notwithstanding anything herein to the contrary, in accordance with Section 1.8 of the Employment Agreement between the Grantee and SunGard Data Systems Inc., a wholly owned subsidiary of the Companies, dated as of June 1, 2010 (the “Employment Agreement”), in the event of a Spin-off or Sale or Other Disposition (each, as defined in the Employment Agreement) of SunGard Availability Services, this Award, or a portion thereof, as applicable, shall be cancelled.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
2010 Form US — A. Stern

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The term “Disability” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 6 of Grantee’s Employment Agreement; and
(e)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein.
As used herein with respect to the Stock Units, the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) resignation by the Grantee or (iii) the Grantee’s Disability or death, then the Stock Units shall immediately stop vesting, and any unvested Stock Units shall be forfeited as of the Date of Termination; and
(b)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then all of the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination.
2010 Form US — A. Stern

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5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a “change in control event” occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code, and all distributions shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.
2010 Form US — A. Stern

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(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
2010 Form US — A. Stern

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The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and cash paid in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
2010 Form US — A. Stern

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15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
18. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]
2010 Form US — A. Stern

6

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Andrew A. Stern
2010 Form US — A. Stern

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Schedule A
Vesting Schedule
10% of the Stock Units shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 90% of the Stock Units shall vest in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.
2010 Form US — A. Stern

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EXHIBIT B
Form Of Initial Time Equity Award — Class A Option

Name: Andrew A. Stern
Number of Shares: 348,479
Price per Share: $0.25
Date of Grant: June 21, 2010
SunGard Capital Corp.
Management Non-Qualified Time-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below. The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee. Notwithstanding anything herein to the contrary, in accordance with Section 1.8 of the Employment Agreement between the Grantee and SunGard Data Systems Inc., a wholly owned subsidiary of the Companies, dated as of June 1, 2010 (the “Employment Agreement”), in the event of a Spin-off or Sale or Other Disposition (each, as defined in the Employment Agreement) of SunGard Availability Services, this Option, or a portion thereof, as applicable, shall be cancelled.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
2010 Form US — A. Stern

(b)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(c)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests; and
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 6 of Optionee’s Employment Agreement.
As used herein with respect to the Option, the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause, (ii) resignation by the Optionee or (iii) the Optionee’s Disability or death, then the Option shall immediately stop vesting; and
(b)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the entire Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or a termination of Employment without Cause, or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
2010 Form US — A. Stern

(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate.
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, Other Plans, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.
7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
2010 Form US — A. Stern

(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.
2010 Form US — A. Stern

10. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]
2010 Form US — A. Stern

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Andrew A. Stern
2010 Form US — A. Stern

Schedule A
Vesting Schedule
25% of the total number of Shares for which the Option is exercisable shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 75% of the total number of Shares for which the Option is exercisable shall vest in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.

EXHIBIT C
This Performance Grant is composed of three separate grants, each measured on the financial performance of the AS Business in the four trailing quarters prior to Monetization (as defined below) when compared with the 2010 Financial Performance Measure forecasted amounts and Hurdles approved by the Board on June 21, 2010 and provided to Executive (which forecasted amounts and Hurdles may not be changed without the written agreement of the Company and Executive except as to the adjustments and modifications described herein) as follows:

				Converted to
				%FD AS
	T4Q’sΔ		Cash	Equity upon
Financial Performance Measure	($MM)	Hurdle	($MM)	Spin-off
1. EBITA improvement	0	First	$0	0.15%
	100	Second	$5	0.30%
	200	Third	$10	0.45%
2. EBITDA minus Capex improvement	0	First	$0	0.15%
	100	Second	$5	0.30%
	200	Third	$10	0.45%
3. Revenue improvement	0	First	$0	0.15%
	250	Second	$5	0.30%
	500	Third	$10	0.45%
Total at Max Vesting			$30	1.35%
Except as provided below, vesting of the Performance Grant shall occur only when Monetization occurs. Vesting will be in the same percentage of Monetization (e.g., 40% vesting upon 40% Monetization) and will be based upon achievement of the Hurdles. Prior to a Spin-off, Monetization and achievements of the Hurdles above that results in partial or full vesting of the Performance Grant shall result in a cash payment to Executive as provided in the chart above. The Board shall determine whether the Hurdles have been met, or exceeded, based on the results of the four trailing quarters prior to the Monetization. The amount of payment will be determined by the Board in accordance with the chart above, with linear interpolation above and between each Hurdle up to, but not in excess of, the maximum specified. Payment in cash will then be made within 30 days of the effective date of the Monetization. Once an amount is paid, future performance shall have no further effect to the extent of the percentage of the Monetization for which payment has been made previously. Upon a Spin-off, the remaining portion of the grant converts to a grant of the percentage specified above of fully-diluted AS Equity (as described in Section 1.8(b)(i) of the Employment Agreement) reduced to the extent of the cash payment(s) already made.

In the event of an initial public offering of AS Equity after a Spin-off, if at least the first Hurdle with respect to a Financial Performance Measure has been satisfied as of the effective date of the closing of the initial public offering, then as of the effective date of such initial public offering the corresponding AS Equity under the chart above with respect to such Hurdle shall be converted to a time-vesting AS Equity Award subject to the same terms and conditions set forth in Section 1.8 (b) of the Employment Agreement and vesting corresponding with the Initial Time Equity Awards converted to an AS Equity Awards.
If 80% or more has been Monetized, then the Performance Grant, to the extent not already paid or shares distributed, will vest fully based on the Hurdle achievements under the chart above. If the Executive dies, is terminated on account of a Disability, or is involuntarily terminated without Cause or for Good Reason, but not for any other reason, the financial targets are achieved, at least at the first Hurdle, and a Monetization occurs within 12 months following such termination, then Executive will receive the same vesting (and payment or distribution) as if he were still employed, but based upon the actual achievement of the financial targets at the date of the termination. Payment will then be made within 30 days of the effective date of the Monetization.
In the event of Monetization of less than 80%, as measured by a good faith determination of fair market value of the assets by the Board, all unvested portions of the Performance Grant, shall be adjusted in good faith by the Board so as to reflect the equitable treatment of Executive such that the Performance Grant will continue to have the value immediately before such transaction as adjusted to take into account the value of the sale to the Company, Capital and its shareholders. Similarly, in the event of acquisitions made by the AS Business prior to a Spin-off, all unvested portions of the Performance Grant, shall be adjusted in good faith by the Board so as to reflect the equitable treatment of Executive.
The value of the fully diluted equity of the entity controlling the AS Business, including all dilution that occurs on account of the long term incentive plans then in place, both at the date of any Spin-off or Monetization, will be highly dependent on the capital structure of that entity, which will be determined by the Board in its sole discretion. This capital structure will apply to all of the Equity Grants under Section 1.8 of the Employment Agreement. Executive and the CEO have discussed some ranges of how much debt might be placed on the AS Business at the time of the Spin-off, including ranges of $1.5-$2.5 billion, but the Board will make the ultimate decision as to the capital structure of the entity controlling the AS Business, including the amount of debt, in its sole discretion.
For the purposes hereof, Monetization or Monetize means the Company’s non-employee shareholders receive Proceeds from the sale of either (A) the ownership of at least 20% of the outstanding equity of the entity controlling the AS Business, or (B) the sale of at least 20% of the fair market value of the assets owned by the AS Business, both on a cumulative basis. For purposes of clarity, Monetization does not include (C) a Spin-off, (D) an initial public offering of new (primary) shares (as opposed to an equity issuance of secondary shares whereby existing shareholders sell their shares to the public), or (E) the incurrence of debt, but Monetization shall include (F) a recapitalization or (G) an extraordinary dividend, in either case in which cash or marketable securities are distributed to the non-employee shareholders of the Company.
“Proceeds” means the amount of cash and the fair market value of marketable securities received upon the Monetization, minus the sum of all selling costs, including all finders, investment banking and professional fees and expenses and Federal, state and local taxes imposed on the sellers, other than the investors, with respect to any gain recognized upon such Monetization.

EXHIBIT D
Form of Follow On Time Award — RSU

Name: Andrew A. Stern
Number of Stock Units: 69,188
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Time-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee. Notwithstanding anything herein to the contrary, in accordance with Section 1.8 of the Employment Agreement between the Grantee and SunGard Data Systems Inc., a wholly owned subsidiary of the Companies, dated as of June 1, 2010 (the “Employment Agreement”), in the event of a Spin-off or Sale or Other Disposition (each, as defined in the Employment Agreement) of SunGard Availability Services, this Award, or a portion thereof, as applicable, shall be cancelled.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
2010 Form US — A. Stern

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The term “Disability” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 6 of Grantee’s Employment Agreement; and
(e)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein.
As used herein with respect to the Stock Units, the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) resignation by the Grantee or (iii) the Grantee’s Disability or death, then the Stock Units shall immediately stop vesting, and any unvested Stock Units shall be forfeited as of the Date of Termination; and
2010 Form US — A. Stern

2

(b)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then all of the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a “change in control event” occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code, and all distributions shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
2010 Form US — A. Stern

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(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.
(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
2010 Form US — A. Stern

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The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and cash paid in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
2010 Form US — A. Stern

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15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
18. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]
2010 Form US — A. Stern

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By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Andrew A. Stern
2010 Form US — A. Stern

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Schedule A
Vesting Schedule
10% of the Stock Units shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 90% of the Stock Units shall vest in equal monthly installments over the number of months remaining in the period beginning on Initial Vesting Date and ending on June 1, 2015, starting with the first monthly anniversary of the Initial Vesting Date.
2010 Form US — A. Stern

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EXHIBIT E
Form of Follow On Time Award — Class A Option

Name: Andrew A. Stern
Number of Shares: 174,240
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Time-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below. The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee. Notwithstanding anything herein to the contrary, in accordance with Section 1.8 of the Employment Agreement between the Grantee and SunGard Data Systems Inc., a wholly owned subsidiary of the Companies, dated as of June 1, 2010 (the “Employment Agreement”), in the event of a Spin-off or Sale or Other Disposition (each, as defined in the Employment Agreement) of SunGard Availability Services, this Option, or a portion thereof, as applicable, shall be cancelled.
2010 Form US — A. Stern

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
(b)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(c)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests; and
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 6 of Optionee’s Employment Agreement.
As used herein with respect to the Option, the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause, (ii) resignation by the Optionee or (iii) the Optionee’s Disability or death, then the Option shall immediately stop vesting; and
(b)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the entire Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination.
2010 Form US — A. Stern

4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or a termination of Employment without Cause, or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate.
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, Other Plans, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.
2010 Form US — A. Stern

7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.
2010 Form US — A. Stern

10. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]
2010 Form US — A. Stern

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Andrew A. Stern
2010 Form US — A. Stern

Schedule A
Vesting Schedule
25% of the total number of Shares for which the Option is exercisable shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 75% of the total number of Shares for which the Option is exercisable shall vest in equal monthly installments over the number of months remaining in the period beginning on Initial Vesting Date and ending on June 1, 2015, starting with the first monthly anniversary of the Initial Vesting Date.

EXECUTION COPY
EXHIBIT F
EXECUTIVE RELEASE TO BE PROVIDED TO THE COMPANY
Separation of Employment Agreement and General Release
THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made as of this  _____ day of  _____, _____, by and between Andrew A. Stern (“Executive”) and SunGard Data Systems Inc.  _____  (the “Company”).
WHEREAS, Executive is employed by the Company as  _____;
WHEREAS, Executive and the Company entered into an Employment Agreement, dated  _____, 2010, (the “Employment Agreement”) which provides for certain benefits in the event that Executive’s employment is terminated on account of a reason set forth in the Employment Agreement;
WHEREAS, Executive’s employment with the Company will terminate effective  _____  (the “Termination Date”); and
WHEREAS, in connection with the termination of Executive’s employment, the parties have agreed to a separation package and the resolution of any and all disputes between them.
NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and the Company as follows:
1. Executive, for and in consideration of the commitments of the Company as set forth in paragraph 6 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its stockholders, affiliates, subsidiaries and parents, their respective officers, directors, investors, employees, and agents, and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement, to the extent arising from or relating in any way to Executive’s employment relationship with the Company, the terms and conditions of that employment relationship, and/or the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of The Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended, any applicable state fair employment practice laws, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs; provided, however, the foregoing shall in no event apply to (i) enforcement by Executive of Executive’s rights under this Agreement, (ii) Executive’s rights as a stockholder in the Company or any of its affiliates, (iii) Executive’s rights to indemnifications under any separate contract or insurance policy, (iv) Executive’s right to seek unemployment insurance benefits, (v) Executive’s right to seek workers’ compensation benefits, or (vi) any claims that, as a matter of applicable law, are not waivable. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

EXECUTION COPY
2. Executive specifically releases the Releasees from any claims that Executive might have under the ADEA and any rights under the OWBPA; provided however, Executive is not waiving or releasing any rights Executive may have to challenge the knowing and voluntary nature of the release of ADEA claims pursuant to the OWBPA. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge with or participating in any investigation or proceeding conducted by the EEOC or a comparable state or local agency. Notwithstanding the foregoing, Executive agrees to waive his right to recovery monetary damages in any charge, complaint or lawsuit filed by Executive or by anyone else on his behalf.
3. In consideration of Executive’s agreement to comply with the covenants described in Section 5 of the Employment Agreement, the Company agrees as set forth in paragraph 6 herein.
4. Executive further agrees and recognizes that Executive has permanently and irrevocably severed Executive’s employment relationship with the Company, that Executive shall not seek employment with the Company or any affiliated entity at any time in the future, and that neither the Company nor any affiliate has any obligation to employ Executive in the future.
5. Executive agrees that Executive will not disparage or subvert the Company or the Releasees, or make any statement reflecting negatively on the Company or the Releasees, including, but not limited to, any matters relating to the operation or management of the Company, Executive’s employment and the termination of Executive’s employment, irrespective of the truthfulness or falsity of such statement.
6. In consideration for Executive’s agreement as set forth herein, the Company agrees to pay and provide Executive with the severance benefits described in Section 2.2 of Executive’s Employment Agreement. Executive agrees that he is not entitled to any payments, benefits, severance payments or other compensation beyond that expressly provided in Section 2.2 of Executive’s Employment Agreement.
7. Executive understands and agrees that the payments, benefits and agreements provided in this Agreement are being provided to Executive in consideration for Executive’s acceptance and execution of, and in reliance upon Executive’s representations in, this Agreement. Executive acknowledges that if Executive had not executed this Agreement containing a release of all claims against the Company and the Releasees, Executive would only have been entitled to the payments provided in the Company’s standard severance pay plan for employees.
8. Executive acknowledges and agrees that the Company previously has satisfied any and all obligations owed to Executive under any employment agreement or offer letter Executive has with the Company or a Releasee and, further, that this Agreement supersedes any and all prior agreements or understandings, whether written or oral, between the parties, excluding only Executive’s post-termination obligations under Executive’s Employment Agreement, any obligations relating to the securities of the Company or any of its affiliates and the Company’s obligations under Section 2.2 of Executive’s Employment Agreement, all of which shall remain in full force and effect to the extent not inconsistent with this Agreement, and further, that, except as set forth expressly herein, no promises or representations have been made to him in connection with the termination of Executive’s Employment Agreement or the terms of this Agreement.
9. Except as may be necessary to obtain approval or authorization to fulfill its obligations hereunder or as required by applicable law, (a) Executive agrees not to disclose the terms of this Agreement to anyone, except Executive’s spouse, attorney and, as necessary, tax/financial advisor, and (b) the Company agrees that the terms of this Agreement will not be disclosed. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.

EXECUTION COPY
10. Executive represents that Executive does not presently have in Executive’s possession any records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, parents, subsidiaries or affiliates or obtained as a result of Executive’s employment with the Company and/or its predecessors, parents, subsidiaries or affiliates, or created by Executive while employed by or rendering services to the Company and/or its predecessors, parents, subsidiaries or affiliates. Executive acknowledges that all such Corporate Records are the property of the Company. In addition, Executive shall promptly return in good condition any and all Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops and computers. As of the Termination Date, the Company will make arrangements to remove, terminate or transfer any and all business communication lines including network access, cellular phone, fax line and other business numbers.
11. Executive expressly waives all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims. Executive acknowledges the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by it must have materially affected its settlement with the debtor.
12. Nothing in this Agreement shall prohibit or restrict Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization or (iv) challenging the knowing and voluntary nature of the release of ADEA claims pursuant to the OWBPA.
13. The parties agree and acknowledge that the agreements by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to Executive.
14. Executive agrees and recognizes that should Executive breach any of the obligations or covenants set forth in this Agreement, the Company will have no further obligation to provide Executive with the consideration set forth herein, and will have the right to seek repayment of all consideration paid up to the time of any such breach. Further, Executive acknowledges in the event of a breach of this Agreement, Releasees may seek any and all appropriate relief for any such breach, including equitable relief and/or money damages, attorney’s fees and costs.
15. This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

EXECUTION COPY
16. Executive certifies and acknowledges as follows:
(a) That Executive has read the terms of this Agreement, and that Executive understands its terms and effects, including the fact that Executive has agreed to RELEASE AND FOREVER DISCHARGE the Company and each of the Releasees from any legal action arising out of Executive’s employment relationship with the Company and the termination of that employment relationship;
(b) That Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Executive acknowledges is adequate and satisfactory to him and which Executive acknowledges is in addition to any other benefits to which Executive is otherwise entitled;
(c) That Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement;
(d) That Executive does not waive rights or claims that may arise after the date this Agreement is executed;
(e) That the Company has provided Executive with a period of [twenty-one (21)] or [forty-five (45)] days within which to consider this Agreement, and that Executive has signed on the date indicated below after concluding that this Separation of Employment Agreement and General Release is satisfactory to Executive; and

[Note:	The applicable time period will depend on whether the termination is part of a reduction in force (45 days) or not (21 days). In addition, if the termination is in connection with a reduction in force, certain disclosures will need to be made to Executive to comply with the requirements of the ADEA if Executive is at least age 40.]
(f) Executive acknowledges that this Agreement may be revoked by Executive within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period. In the event of a timely revocation by Executive, this Agreement will be deemed null and void and the Company will have no obligations hereunder.
Intending to be legally bound hereby, Executive and the Company executed the foregoing Separation of Employment Agreement and General Release this  _____  day of  _____,  _____.

Witness:

[Executive]

SUNGARD DATA SYSTEMS INC.

By:	Witness:
Name:
Title:

Exhibit 10.2
FORM OF
SunGard Capital Corp. And SunGard Capital Corp. II
Management Non-Qualified Performance-Based Option Agreement
Amendment Dated June 25, 2010
This Amendment to the Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the “Optionee” named below, as of June 25, 2010.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Agreement) stated therein, dated  _____, 200_____  (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Board has determined that this Amendment does not adversely affect the Optionee’s rights under the Option;
WHEREAS, this Amendment applies to the portion of the Option that could be earned with respect to performance for any calendar years after 2010 as follows:
If the Option was granted in 2007, this Amendment applies to calendar year 2011.
If the Option was granted in 2008, this Amendment applies to calendar years 2011 and 2012.
If the Option was granted in 2009, this Amendment applies to calendar years 2011, 2012 and 2013.
If the Option was granted in 2010, this Amendment applies to calendar years 2011, 2012, 2013 and 2014.
WHEREAS, this Amendment is not intended to modify the terms of any previous amendment;

NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“Performance Goals for Years After 2010:
1. Notwithstanding the foregoing as amended from time to time, the foregoing Base Case performance goals shall be amended with respect to each calendar year after 2010. As amended, with respect to each of the calendar years after 2010, the Option shall be earned to the extent that the Amended Base Case (as defined below) for each such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit); and
(c) If Actual Internal EBITA for such calendar year is greater than 100% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) If Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Units calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and
(ii) If Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Units (rounded to the nearest .0001 of a Unit) at the end of that year.

2. All Options earned as described above for calendar years after 2010 shall vest and be exercisable as of the end of the applicable calendar year, to the extent earned, subject to the other terms of the Agreement.
3. For vesting in years after 2010, cumulative vesting, if applicable, will not be available.
•	For purposes of this Amendment, for calendar years after 2010:
“Amended Base Case” means the Actual Internal EBITA target for the Company for each calendar year after 2010 as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for the applicable calendar year after 2010.
“Original Base Case” means the Base Case for applicable years after 2010 as set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment, including any prior amendments.”
2.	This Amendment shall apply to the portion of the Option to be earned with respect to calendar years in the Performance Period after 2010.

3.	In all respects not amended, the Agreement is hereby ratified and confirmed.
IN WITNESS WHEREOF, the Companies agree to the terms of the foregoing Amendment as of the date first written above.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Optionee	Name of Optionee

FORM OF
SunGard Capital Corp. And SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
Amendment Dated June 25, 2010
This Amendment to the Management Performance-Based Restricted Stock Unit Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the “Grantee” named below, on June 25, 2010.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Grantee entered into the Management Performance-Based Restricted Stock Unit Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Grantee Restricted Stock Units for the number of Units (as defined in the Agreement) stated therein, dated  _____, 200_____  (the “Stock Units”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Stock Units for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Grantee’s consent, alter the terms of the Stock Units so as to affect adversely the Grantee’s rights under the Stock Units;
WHEREAS, the Board has determined that this Amendment does not adversely affect the Grantee’s rights under the Stock Units;
WHEREAS, this Amendment applies to the portion of the Stock Units that could be earned with respect to performance for any calendar years after 2010 as follows:
If the Stock Units were granted in 2007, this Amendment applies to calendar year 2011.
If the Stock Units were granted in 2008, this Amendment applies to calendar years 2011 and 2012.
If the Stock Units were granted in 2009, this Amendment applies to calendar years 2011, 2012 and 2013.
If the Stock Units were granted in 2010, this Amendment applies to calendar years 2011, 2012, 2013 and 2014.
WHEREAS, this Amendment is not intended to modify the terms of any previous amendment;

NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
4.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“Performance Goals for Years After 2010:
1. Notwithstanding the foregoing as amended from time to time, the foregoing Base Case performance goals shall be amended with respect to each calendar year after 2010. As amended, with respect to each of the calendar years after 2010, the Stock Units shall be earned to the extent that the Amended Base Case (as defined below) for each such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, no Stock Units will be earned at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Stock Units that will be earned at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest ..0001 of a Stock Unit); and
(c) If Actual Internal EBITA for such calendar year is greater than 100% of the Amended Base Case for that year, then no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Stock Units shall be earned as follows:
(i) If Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit) between 100% and 106.25% of the Original Base Case; and
(ii) If Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.

2. All Stock Units earned as described above for calendar years after 2010 shall vest as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
3. For vesting in years after 2010, cumulative vesting, if applicable, will not be available.
•	For purposes of this Amendment, for calendar years after 2010:
“Amended Base Case” means the Actual Internal EBITA target for the Company for each calendar year after 2010 as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for the applicable calendar year after 2010.
“Original Base Case” means the Base Case for applicable years after 2010 as set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment, including any prior amendments.”
5.	This Amendment shall apply to the portion of the Stock Units to be earned with respect to calendar years in the Performance Period after 2010.

6.	In all respects not amended, the Agreement is hereby ratified and confirmed.
IN WITNESS WHEREOF, the Companies agree to the terms of the foregoing Amendment as of the date first written above.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee	Name of Grantee

FORM OF
SunGard Capital Corp. And SunGard Capital Corp. II
Management Non-Qualified Performance-Based Class A Option Agreement
Amendment Dated June 25, 2010
This Amendment to the Management Non-Qualified Performance-Based Class A Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the “Optionee” named below, as of June 25, 2010.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Management Non-Qualified Performance-Based Class A Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Shares (as defined in the Agreement) stated therein, dated _____, 200_____  (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Board has determined that this Amendment does not adversely affect the Optionee’s rights under the Option;
WHEREAS, this Amendment applies to the portion of the Option that could be earned with respect to performance for any calendar years after 2010 as follows:
If the Option was granted in 2007, this Amendment applies to calendar year 2011.
If the Option was granted in 2008, this Amendment applies to calendar years 2011 and 2012.
If the Option was granted in 2009, this Amendment applies to calendar years 2011, 2012 and 2013.
If the Option was granted in 2010, this Amendment applies to calendar years 2011, 2012, 2013 and 2014.
WHEREAS, this Amendment is not intended to modify the terms of any previous amendment;

NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
7.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“Performance Goals for Years After 2010:
1. Notwithstanding the foregoing as amended from time to time, the foregoing Base Case performance goals shall be amended with respect to each calendar year after 2010. As amended, with respect to each of the calendar years after 2010, the Option shall be earned to the extent that the Amended Base Case (as defined below) for each such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share); and
(c) If Actual Internal EBITA for such calendar year is greater than 100% of the Amended Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) If Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Shares calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) If Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.

2. All Options earned as described above for calendar years after 2010 shall vest and be exercisable as of the end of the applicable calendar year, to the extent earned, subject to the other terms of the Agreement.
3. For vesting in years after 2010, cumulative vesting, if applicable, will not be available.
•	For purposes of this Amendment, for calendar years after 2010:
“Amended Base Case” means the Actual Internal EBITA target for the Company for each calendar year after 2010 as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for the applicable calendar year after 2010.
“Original Base Case” means the Base Case for applicable years after 2010 as set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment, including any prior amendments.”
8.	This Amendment shall apply to the portion of the Option to be earned with respect to calendar years in the Performance Period after 2010.

9.	In all respects not amended, the Agreement is hereby ratified and confirmed.
IN WITNESS WHEREOF, the Companies agree to the terms of the foregoing Amendment as of the date first written above.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Optionee	Name of Optionee

Exhibit 10.3

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
May 2010 Form US

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;

(b)	“CEO” means the Chief Executive Officer of the Company.
(c)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(d)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;

(g)	“Retirement” means termination of employment by Grantee after age 62;
(h)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(i)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);

Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a); and
(j)	“Year of Termination” means the fiscal year for the applicable Performance Period during which the Grantee’s Date of Termination occurs.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) the Grantee’s Disability or death, or (iii) with respect to Stock Units earned for a calendar year after 2010, the Grantee’s Retirement, then the Stock Units for the year of termination shall Vest on a Pro Rata Basis, and any unvested portion of the Stock Units that was earned for the 2010 calendar year shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Stock Units that is earned for the 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s resignation or Retirement, then the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Stock Units that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s resignation, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination; and

(e)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Stock Units, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2010 calendar year, any portion of the Stock Units that were earned with respect to the 2010 calendar year and that have not yet vested shall vest in full upon the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code, and all distributions shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.
(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.

The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” or other compensation income subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
18. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee

Schedule A
Vesting Schedule
(1)	With respect to the 2010 calendar year, the Stock Units shall be earned to the extent that the Base Case for such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c)	If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Stock Unit); and
(d)	If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.
(2)	With respect to the 2010 calendar year, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of such calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for such calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.
(3)	With respect to each of the calendar years in the Performance Period after 2010, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (4) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will be earned at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest ..0001 of a Stock Unit); and

(c)	If Actual Internal EBITA for such calendar year is greater than 100% of the Base Case for that year, then no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year, at which point the Stock Units shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.
(4)	With respect to each of the calendar years in the Performance Period after 2010, the Stock Units shall vest as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2010.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the applicable calendar years in the Performance Period.
“Original Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as originally determined for the applicable calendar years as set forth below:

Original Base Case	2010	2011	2012	2013	2014

Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Name: Template
Number of Stock Units: Template
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
May 2010 Form International

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;

(b)	“CEO” means the Chief Executive Officer of the Company.
(c)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(d)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(g)	“Tax” or “Taxes” means any income tax, social insurance, payroll tax, contributions, payment on account obligations or other payments;
(h)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(i)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);

Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a); and
(j)	“Year of Termination” means the fiscal year for the applicable Performance Period during which the Grantee’s Date of Termination occurs.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause or (ii) the Grantee’s Disability or death, then the Stock Units shall Vest on a Pro Rata Basis, and any unvested Stock Units that were earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination;
(b)	if the Grantee’s Employment terminates as a result of resignation by the Grantee, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of the Grantee’s Employment; provided, however, Stock Units that were earned in 2009 or 2010 shall be deemed to have stopped vesting as of the Date of Termination of the Grantee’s Employment and no Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination; and
(d)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Stock Units, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2009 or 2010 calendar year, any Stock Units that were earned with respect to the 2009 or 2010 calendar year and that have not yet vested shall vest in full upon the Change of Control.

5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, all distributions of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. Subject to Section 20, when the vested Stock Units become payable, the Company will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s Tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.

(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.

The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to compensation income which may be subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all Taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding Tax. In addition, the Companies may require the Grantee to pay any taxes or other amounts required to be paid by the Companies or any Affiliate with respect to the grant or vesting of the Stock Units or the payment of the Shares. Any such taxes or amounts must be paid at such time and in such form as determined by the Companies.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time, subject to applicable local law and the terms of any employment agreement.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Nature of Grant; No Entitlement; No Claim for Compensation. Grantee, in accepting the Stock Units, represents and acknowledges that Grantee’s participation in the Plan is voluntary; that participation in the Plan is discretionary and does not form any part of Grantee’s contract of employment, if any, with the Company or any of its subsidiaries; and that Grantee has not been induced to participate in the Plan by any expectation of employment or continued employment with the Company or any of its subsidiaries. Grantee furthermore understands and acknowledges that the grant of the Stock Units is discretionary and a one-time occurrence, does not constitute any portion of Grantee’s regular remuneration and is not intended to be taken into account in calculating service-related benefits, and bears no guarantee or implication that any additional grant will be made in the future. In consideration of the grant of the Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Units or diminution in value of the Stock Units or any of the Shares issuable under the Stock Units from termination of Grantee’s employment by the Company or his or her employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Grantee irrevocably release his or her employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee shall be deemed to have irrevocably waived Grantee’s entitlement to pursue such claim.

18. Personal Data. Grantee understands and acknowledges that in order to perform its obligations under the Plan, the Company and its subsidiaries may process personal data and/or sensitive personal data relating to Grantee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other personal and financial data relating to Grantee (including, without limitation, Grantee’s address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title), and information about Grantee’s participation in the Plan and the Shares acquired from time to time pursuant to the Plan. Grantee, in accepting the Stock Units, gives his or her explicit and voluntary consent to the Company and its subsidiaries to collect, use and process any such personal data and/or sensitive personal data (in electronic or other form). Grantee also hereby gives his or her explicit and voluntary consent to the Company and its subsidiaries to transfer any such personal data and/or sensitive personal data (in electronic or other form) outside the country in which Grantee works or is employed. The legal persons for whom Grantee’s personal data are intended include the Company and any of its subsidiaries, any outside plan administrator or service provider selected by the Company or any of its subsidiaries from time to time, and any other person that the Administrator may find in its administration of the Plan to be appropriate; such recipients may be located in countries that have different data privacy laws and protections than Grantee’s country. Grantee hereby acknowledges that he or she has been informed of his or her right of access and correction to his or her personal data by contacting his or her local human resources representative. Grantee understands that the transfer of the information described herein is important to the administration of the Plan and that failure to consent to the transmission of such information may limit or prohibit his or her participation in the Plan.
19. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
20. Compliance with Laws and Regulations. The issuance of Shares pursuant to the vested Stock Units shall be subject to compliance by the Companies and the Grantee with all applicable requirements of law relating thereto (including, without limitation, foreign securities and exchange control requirements). The inability of the Companies to lawfully issue Shares or the inability of the Companies and/or the Grantee to obtain approval from any regulatory body having authority deemed by the Companies to be necessary to the lawful issuance of any Shares hereby shall relieve the Companies of any liability with respect to the non-issuance of the Shares.
21. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Template

Schedule A
Vesting Schedule
(1)	With respect to the 2010 calendar year, the Stock Units shall be earned to the extent that the Base Case for such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c)	If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Stock Unit); and
(d)	If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.
(2)	With respect to the 2010 calendar year, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of such calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for such calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.
(3)	With respect to each of the calendar years in the Performance Period after 2010, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (4) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will be earned at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest ..0001 of a Stock Unit); and

(c)	If Actual Internal EBITA for such calendar year is greater than 100% of the Base Case for that year, then no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year, at which point the Stock Units shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.
(4)	With respect to each of the calendar years in the Performance Period after 2010, the Stock Units shall vest as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2010.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the applicable calendar years in the Performance Period.
“Original Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as originally determined for the applicable calendar years as set forth below:

Original Base Case	2010	2011	2012	2013	2014

Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
May 2010 Form US — Tier II EO

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;

(b)	“CEO” means the Chief Executive Officer of the Company.
(c)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(d)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(g) “Retirement” means termination of employment by Grantee after age 62;
(h)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(i)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);
May 2010 Form US — Tier II EO

Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a);
(j)	Vest on a Return-on-Equity Basis” means that Grantee’s Stock Units shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments, Stock Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Stock Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Stock Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 4(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement entered into as of August 11, 2005 between the Company and certain affiliates of the Investors, as amended from time to time, shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
May 2010 Form US — Tier II EO

(k)	“Year of Termination” means the fiscal year for the applicable Performance Period during which the Grantee’s Date of Termination occurs.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) the Grantee’s Disability or death, or (iii) with respect to Stock Units earned for a calendar year after 2010, the Grantee’s Retirement, then (A) the Stock Units for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Stock Units that was earned for the 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 3(j)(i) above shall become fully vested as of the Date of Termination;;
(b)	with respect to the portion of the Stock Units that is earned for the 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s resignation or Retirement, then the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Stock Units that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s resignation, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination;
(e)	upon a Change of Control through December 31, 2013, the Stock Units shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 4(d) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Stock Units to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Stock Units to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock during through December 31, 2013; and
May 2010 Form US — Tier II EO

(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2010 calendar year, any portion of the Stock Units that was earned with respect to the 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) December 31, 2014. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) December 31, 2014. Notwithstanding the foregoing, all distributions of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
May 2010 Form US — Tier II EO

(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.
(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
May 2010 Form US — Tier II EO

The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
May 2010 Form US — Tier II EO

15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
18. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]
May 2010 Form US — Tier II EO

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee
May 2010 Form US — Tier II EO

Schedule A
Vesting Schedule
(1)	With respect to the 2010 calendar year, the Stock Units shall be earned to the extent that the Base Case for such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c)	If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Stock Unit); and
(d)	If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.
(2)	With respect to the 2010 calendar year, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of such calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for such calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.
(3)	With respect to each of the calendar years in the Performance Period after 2010, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (4) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will be earned at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest ..0001 of a Stock Unit); and

(c)	If Actual Internal EBITA for such calendar year is greater than 100% of the Base Case for that year, then no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year, at which point the Stock Units shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year.
(4)	With respect to each of the calendar years in the Performance Period after 2010, the Stock Units shall vest as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2010.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the applicable calendar years in the Performance Period.
“Original Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as originally determined for the applicable calendar years as set forth below:

Original Base Case	2010	2011	2012	2013	2014

Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Exhibit 10.4

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Time-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
May 2010 Form US

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference; and
(e)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein.
As used herein with respect to the Stock Units, the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	upon the Grantee’s Employment being terminated involuntarily within six months following a Change of Control other than for Cause, the Stock Units shall become fully vested;
(b)	if the Grantee’s Employment terminates without or prior to a Change of Control as a result of (i) termination of the Grantee by Employer without Cause, (ii) resignation by the Grantee or (iii) the Grantee’s Disability or death, then the Stock Units shall immediately stop vesting, and any unvested Stock Units shall be forfeited as of the Date of Termination; and
(c)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination.

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5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code, and all distributions shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.

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(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

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10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” or other compensation income subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and cash paid in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.

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16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
18. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

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By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Template

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Schedule A
Vesting Schedule
10% of the Stock Units shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 90% of the Stock Units shall vest in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.

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Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

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Name: Template
Number of Stock Units: Template
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Time-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS RESTRICTED STOCK
UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS
OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG
SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR
CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE
“STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY ENCOURAGE YOU TO
SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR
AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
May 2010 Form International

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(e)	“Tax” or “Taxes” means any income tax, social insurance, payroll tax, contributions, payment on account obligations or other payments;
(f)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein; and
As used herein with respect to the Stock Units, the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	upon the Grantee’s Employment being terminated involuntarily within six months following a Change of Control other than for Cause, the Stock Units shall become fully vested;
(b)	if the Grantee’s Employment terminates without or prior to a Change of Control as a result of (i) termination of the Grantee by Employer without Cause, (ii) resignation by the Grantee or (iii) the Grantee’s Disability or death, then the Stock Units shall immediately stop vesting, and any unvested Stock Units shall be forfeited as of the Date of Termination; and

(c)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, all distributions of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. Subject to Section 20, when the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s Tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(c)	The amount credited to the Account pursuant to this Section 8 with respect to Stock Units is referred to as the “Bonus Value.” The Bonus Value shall vest on the same terms as the Stock Units to which it relates, as set forth in this Agreement, and the vested Bonus Value shall be paid to the Grantee at the same time as the vested Stock Units are paid pursuant to Section 5 herein, consistent with Section 409A of the Code.
(d)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company of any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.

The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to compensation income which may be subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and cash paid in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all Taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any Tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding Tax. In addition, the Companies may require the Grantee to pay any taxes or other amounts required to be paid by the Companies or any Affiliate with respect to the grant or vesting of the Stock Units or the payment of the Shares. Any such taxes or amounts must be paid at such time and in such form as determined by the Companies.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time, subject to applicable local law and the terms of any employment agreement.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Nature of Grant; No Entitlement; No Claim for Compensation. Grantee, in accepting the Stock Units, represents and acknowledges that Grantee’s participation in the Plan is voluntary; that participation in the Plan is discretionary and does not form any part of Grantee’s contract of employment, if any, with the Company or any of its subsidiaries; and that Grantee has not been induced to participate in the Plan by any expectation of employment or continued employment with the Company or any of its subsidiaries. Grantee furthermore understands and acknowledges that the grant of the Stock Units is discretionary and a one-time occurrence, does not constitute any portion of Grantee’s regular remuneration and is not intended to be taken into account in calculating service-related benefits, and bears no guarantee or implication that any additional grant will be made in the future. In consideration of the grant of the Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Units or diminution in value of the Stock Units or any of the Shares issuable under the Stock Units from termination of Grantee’s employment by the Company or his or her employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Grantee irrevocably release his or her employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee shall be deemed to have irrevocably waived Grantee’s entitlement to pursue such claim.

18. Personal Data. Grantee understands and acknowledges that in order to perform its obligations under the Plan, the Company and its subsidiaries may process personal data and/or sensitive personal data relating to Grantee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other personal and financial data relating to Grantee (including, without limitation, Grantee’s address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title), and information about Grantee’s participation in the Plan and the Shares acquired from time to time pursuant to the Plan. Grantee, in accepting the Stock Units, gives his or her explicit and voluntary consent to the Company and its subsidiaries to collect, use and process any such personal data and/or sensitive personal data (in electronic or other form). Grantee also hereby gives his or her explicit and voluntary consent to the Company and its subsidiaries to transfer any such personal data and/or sensitive personal data (in electronic or other form) outside the country in which Grantee works or is employed. The legal persons for whom Grantee’s personal data are intended include the Company and any of its subsidiaries, any outside plan administrator or service provider selected by the Company or any of its subsidiaries from time to time, and any other person that the Administrator may find in its administration of the Plan to be appropriate; such recipients may be located in countries that have different data privacy laws and protections than Grantee’s country. Grantee hereby acknowledges that he or she has been informed of his or her right of access and correction to his or her personal data by contacting his or her local human resources representative. Grantee understands that the transfer of the information described herein is important to the administration of the Plan and that failure to consent to the transmission of such information may limit or prohibit his or her participation in the Plan.
19. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
20. Compliance with Laws and Regulations. The issuance of Shares pursuant to the vested Stock Units shall be subject to compliance by the Companies and the Grantee with all applicable requirements of law relating thereto (including, without limitation, foreign securities and exchange control requirements). The inability of the Companies to lawfully issue Shares or the inability of the Companies and/or the Grantee to obtain approval from any regulatory body having authority deemed by the Companies to be necessary to the lawful issuance of any Shares hereby shall relieve the Companies of any liability with respect to the non-issuance of the Shares.
21. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of the Award as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Template

Schedule A
Vesting Schedule
10% of the Stock Units shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 90% of the Stock Units shall vest in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.

Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Exhibit 10.5

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT
TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER
PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN
STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED
AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”)
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“CEO” means the Chief Executive Officer of the Company;
May 2010 Form U.S.

(b)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(d)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(g) “Retirement” means termination of employment by Optionee after age 62;
(h)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a);

(i)	“Year of Termination” means the fiscal year for the applicable Performance Period during which Optionee’s Date of Termination occurs.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause, (ii) the Optionee’s Disability or death, or (iii) with respect to Shares earned for a calendar year after 2010, the Optionee’s Retirement, then the Option for the year of termination shall Vest on a Pro Rata Basis, and any unvested portion of the Option that was earned for the 2010 calendar year shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Option that is earned for the 2010 calendar year, if the Optionee’s Employment terminates as a result of the Optionee’s resignation or Retirement, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee, and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Option that is earned for calendar years after 2010, if the Optionee’s Employment terminates as a result of the Optionee’s resignation, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Optionee;
(d)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and
(e)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Option, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2010 calendar year, any portion of the Option that was earned with respect to the 2010 calendar year and that has not yet vested shall vest in full upon the Change of Control.

4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or a termination of Employment without Cause or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof, in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate, provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.

6. Share Restrictions, Other Plans, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.
7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.
10. Withholding. The exercise of the Option will give rise to “wages” or other compensation income subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee

Schedule A
Vesting Schedule
(1)	With respect to the 2010 calendar year, the Option shall be earned to the extent that the Base Case for such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c)	If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share); and
(d)	If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.
(2)	With respect to the 2010 calendar year, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of such calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for such calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.
(3)	With respect to each of the calendar years in the Performance Period after 2010, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (4) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;

(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share); and
(c)	If Actual Internal EBITA for such calendar year is greater than 100% of the Base Case for that year, the Option shall not be earned for any Shares other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year, at which point the Option shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Shares calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.
(4)	With respect to each of the calendar years in the Performance Period after 2010, all Options shall vest and be exercisable as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2010.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the applicable calendar years in the Performance Period.
“Original Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as originally determined for the applicable calendar years as set forth below:

Original Base Case	2010	2011	2012	2013	2014

Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT
TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER
PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN
STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED
AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL
AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“CEO” means the Chief Executive Officer of the Company;
(b)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
May 2010 Form International

(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(d)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(e)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(f)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a)(i) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a);
(g)	“Withholding Taxes” means any income tax, social insurance, payroll tax, contributions, payment on account obligations or other payments required to be withheld by the Employer; and
(h)	“Year of Termination” means the fiscal year for the applicable Performance Period during which Optionee’s Date of Termination occurs.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then the Option shall Vest on a Pro Rata Basis, and any unvested Options that were earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation by the Optionee, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Optionee; provided, however, Options that were earned in 2009 or 2010 shall be deemed to have stopped vesting as of the Date of Termination of the Optionee’s Employment and no Options shall be earned for the calendar year in which the Date of Termination occurs;
(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and
(d)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Option, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year and that has not yet vested shall vest in full upon the Change of Control.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or a termination of Employment without Cause or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory Withholding Taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. To the extent that the Shares are withheld to cover the exercise price or Withholding Taxes in accordance with the preceding sentence, those Shares will not be issued to the Optionee. In the event that this Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.

(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof, in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate, provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.
7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.

(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity.
10. Withholding. The exercise of the Option will give rise to compensation income which may be subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all Withholding Taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above. In addition, the Company may require the Optionee to pay any taxes or other amounts required to be paid by the Company or any Affiliates with respect to the grant, vesting or exercise of this Option. Any such taxes or amounts must be paid at such times and in such form as determined by the Company.
11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time, subject to applicable local law and the terms of any employment agreement.

12. Nature of Grant; No Entitlement; No Claim for Compensation. Optionee, in accepting this Option, represents and acknowledges that Optionee’s participation in the Plan is voluntary; that participation in the Plan is discretionary and does not form any part of Optionee’s contract of employment, if any, with the Company or any of its subsidiaries; and that Optionee has not been induced to participate in the Plan by any expectation of employment or continued employment with the Company or any of its subsidiaries. Optionee furthermore understands and acknowledges that the grant of this Option is discretionary and a one-time occurrence, does not constitute any portion of Optionee’s regular remuneration and is not intended to be taken into account in calculating service-related benefits, and bears no guarantee or implication that any additional grant will be made in the future. In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or any of the Shares purchased through exercise of the Option resulting from termination of the Optionee’s employment by the Company or his or her employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Optionee irrevocably releases his or her employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.
13. Personal Data. Optionee understands and acknowledges that in order to perform its obligations under the Plan, the Company and its subsidiaries may process personal data and/or sensitive personal data relating to Optionee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other personal and financial data relating to Optionee (including, without limitation, Optionee’s address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title), and information about Optionee’s participation in the Plan and the Shares acquired from time to time pursuant to the Plan. Optionee, in accepting this Option, gives his or her explicit and voluntary consent to the Company and its subsidiaries to collect, use and process any such personal data and/or sensitive personal data (in electronic or other form). Optionee also hereby gives his or her explicit and voluntary consent to the Company and its subsidiaries to transfer any such personal data and/or sensitive personal data (in electronic or other form) outside the country in which Optionee works or is employed. The legal persons for whom Optionee’s personal data are intended include the Company and any of its subsidiaries, any outside plan administrator or service provider selected by the Company or any of its subsidiaries from time to time, and any other person that the Administrator may find in its administration of the Plan to be appropriate; such recipients may be located in countries that have different data privacy laws and protections than Optionee’s country. Optionee hereby acknowledges that he or she has been informed of his or her right of access and correction to his or her personal data by contacting his or her local human resources representative. Optionee understands that the transfer of the information described herein is important to the administration of the Plan and that failure to consent to the transmission of such information may limit or prohibit his or her participation in the Plan.
14. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

15. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee Signature

Schedule A
Vesting Schedule
(1)	With respect to the 2010 calendar year, the Option shall be earned to the extent that the Base Case for such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c)	If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share); and
(d)	If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.
(2)	With respect to the 2010 calendar year, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of such calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for such calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.
(3)	With respect to each of the calendar years in the Performance Period after 2010, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (4) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share); and

(c)	If Actual Internal EBITA for such calendar year is greater than 100% of the Base Case for that year, the Option shall not be earned for any Shares other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year, at which point the Option shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Shares calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.
(4)	With respect to each of the calendar years in the Performance Period after 2010, all Options shall vest and be exercisable as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2010.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the applicable calendar years in the Performance Period.
“Original Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as originally determined for the applicable calendar years as set forth below:

Original Base Case	2010	2011	2012	2013	2014

Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”)
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a) “CEO” means the Chief Executive Officer of the Company;
(b)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
May 2010 Form U.S. — Tier II EO

(c)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(d)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(g)	“Retirement” means termination of employment by Optionee after age 62;
(h)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a);

(i)	“Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in Company and any subsequent equity investments, Shares shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Shares shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Shares determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
(j)	“Year of Termination” means the fiscal year for the applicable Performance Period during which Optionee’s Date of Termination occurs.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.

3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause, (ii) the Optionee’s Disability or death, or (iii) with respect to Shares earned for a calendar year after 2010, the Optionee’s Retirement, then (A) the Option for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to clause (i) of Section 2(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Option that is earned for the 2010 calendar year, if the Optionee’s Employment terminates as a result of the Optionee’s resignation or Retirement, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee, and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Option that is earned for calendar years after 2010, if the Optionee’s Employment terminates as a result of the Optionee’s resignation, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Optionee;
(d)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and
(e)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013;
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2010 calendar year, any portion of the Option that was earned with respect to the 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.

4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof, in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate, provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.

7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.

10. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee
May 2010 Form US — Tier II EO

Schedule A
Vesting Schedule
(1)	With respect to the 2010 calendar year, the Option shall be earned to the extent that the Base Case for such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c)	If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share); and
(d)	If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.
(2)	With respect to the 2010 calendar year, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of such calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for such calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.
(3)	With respect to each of the calendar years in the Performance Period after 2010, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (4) below:
(a)	If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;

(b)	If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share); and
(c)	If Actual Internal EBITA for such calendar year is greater than 100% of the Base Case for that year, the Option shall not be earned for any Shares other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year, at which point the Option shall be earned as follows:
(i)	if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Shares calculated in accordance with paragraph (b) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii)	if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year.
(4)	With respect to each of the calendar years in the Performance Period after 2010, all Options shall vest and be exercisable as of the end of the applicable calendar year, to the extent earned, and subject to the other terms of the Agreement.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2010.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the applicable calendar years in the Performance Period.
“Original Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as originally determined for the applicable calendar years as set forth below:

Original Base Case	2010	2011	2012	2013	2014

Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Exhibit 10.6
Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Time-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
May 2010 Form US

(b)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(c)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests; and
(d)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference.
As used herein with respect to the Option, the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	upon the Optionee’s Employment being terminated involuntarily within six months following a Change of Control other than for Cause, the Option shall become fully vested;
(b)	if the Optionee’s Employment terminates without or prior to a Change of Control as a result of (i) termination of the Optionee by Employer without Cause, (ii) resignation by the Optionee or (iii) the Optionee’s Disability or death, then the Option shall immediately stop vesting; and
(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination.

4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or a termination of Employment without Cause or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate.
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, Other Plans, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.

7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.

10. Withholding. The exercise of the Option will give rise to “wages” or other compensation income subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
13. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Template

Schedule A
Vesting Schedule
Option for 25% of the total number of Shares is exercisable on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
Option for the remaining 75% of the total number of Shares is exercisable in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Time-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The following terms shall have the following meanings:
(a)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
May 2010 Form International

(b)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(c)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference; and
(d)	“Withholding Taxes” means any income tax, social insurance, payroll tax, contributions, payment on account obligations or other payments required to be withheld by the Employer.
As used herein with respect to the Option, the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	upon the Optionee’s Employment being terminated involuntarily within six months following a Change of Control other than for Cause, the Option shall become fully vested;
(b)	if the Optionee’s Employment terminates without or prior to a Change of Control as a result of (i) termination of the Optionee by Employer without Cause, (ii) resignation by the Optionee or (iii) the Optionee’s Disability or death, then the Option shall immediately stop vesting; and
(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Companies at their principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or a termination of Employment without Cause or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect any of the Companies’ results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory Withholding Taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. To the extent that Shares are withheld to cover the exercise price or Withholding Taxes in accordance with the preceding sentence, those Shares will not be issued to the Optionee. In the event that this Option is exercised by a person other than the Optionee, the Companies will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.

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(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate.
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement. For the avoidance of doubt, the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan shall not apply to this Option.
7. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.

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(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
8. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
9. Transfer of Option. This Option may only be transferred by the laws of descent and distribution or to a legal representative in the event of the Optionee’s incapacity.
10. Withholding. The exercise of the Option will give rise to compensation income which may be subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all Withholding Taxes with respect to the exercise. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above. In addition, the Company may require the Optionee to pay any taxes or other amounts required to be paid by the Company or any Affiliates with respect to the grant, vesting or exercise of this Option. Any such taxes or amounts must be paid at such times and in such form as determined by the Company.

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11. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time, subject to applicable local law and the terms of any employment agreement.
12. Nature of Grant; No Entitlement; No Claim for Compensation. Optionee, in accepting this Option, represents and acknowledges that Optionee’s participation in the Plan is voluntary; that participation in the Plan is discretionary and does not form any part of Optionee’s contract of employment, if any, with the Company or any of its subsidiaries; and that Optionee has not been induced to participate in the Plan by any expectation of employment or continued employment with the Company or any of its subsidiaries. Optionee furthermore understands and acknowledges that the grant of this Option is discretionary and a one-time occurrence, does not constitute any portion of Optionee’s regular remuneration and is not intended to be taken into account in calculating service-related benefits, and bears no guarantee or implication that any additional grant will be made in the future. In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or any of the Shares purchased through exercise of the Option resulting from termination of the Optionee’s employment by the Company or his or her employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Optionee irrevocably releases his or her employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.
13. Personal Data. Optionee understands and acknowledges that in order to perform its obligations under the Plan, the Company and its subsidiaries may process personal data and/or sensitive personal data relating to Optionee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other personal and financial data relating to Optionee (including, without limitation, Optionee’s address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title), and information about Optionee’s participation in the Plan and the Shares acquired from time to time pursuant to the Plan. Optionee, in accepting this Option, gives his or her explicit and voluntary consent to the Company and its subsidiaries to collect, use and process any such personal data and/or sensitive personal data (in electronic or other form). Optionee also hereby gives his or her explicit and voluntary consent to the Company and its subsidiaries to transfer any such personal data and/or sensitive personal data (in electronic or other form) outside the country in which Optionee works or is employed. The legal persons for whom Optionee’s personal data are intended include the Company and any of its subsidiaries, any outside plan administrator or service provider selected by the Company or any of its subsidiaries from time to time, and any other person that the Administrator may find in its administration of the Plan to be appropriate; such recipients may be located in countries that have different data privacy laws and protections than Optionee’s country. Optionee hereby acknowledges that he or she has been informed of his or her right of access and correction to his or her personal data by contacting his or her local human resources representative. Optionee understands that the transfer of the information described herein is important to the administration of the Plan and that failure to consent to the transmission of such information may limit or prohibit his or her participation in the Plan.

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14. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
15. Amendment. In addition to the authority to make adjustments pursuant to Section 7(b) of the Plan, the Administrator may modify the terms of this Option as the Administrator deems appropriate, in good faith, to take account of a change in circumstances occasioned by a stock dividend or other similar distribution (whether in the form of stock, other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, including the power to adjust the performance goals that are affected by such a transaction.
[SIGNATURE PAGE FOLLOWS]

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By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Template

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Schedule A
Vesting Schedule
Option for 25% of the total number of Shares is exercisable on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
Option for the remaining 75% of the total number of Shares is exercisable in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.
May 2010 Form International

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.
May 2010 Form International

Exhibit 12.1
SunGard Capital Corp.
SunGard Capital Corp. II
SunGard Data Systems Inc.
Computation of Ratio of Earnings to Fixed Charges (Unaudited)
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Fixed charges
Interest expense	$141	$148	$282	$297
Amortization of debt issuance costs and debt discount	10	11	20	22
Portion of rental expense representative of interest	20	19	40	39

Total fixed charges	$171	$178	$342	$358

Earnings
Income (loss) before income taxes	$(7)	$(19)	$(50)	$(104)

Fixed charges per above	171	178	342	358

Total earnings	$164	$159	$292	$254

Ratio of earnings to fixed charges	*	*	*	*
*	Earnings for the three months ended March 31, 2009 and 2010 and for the six months ended June 30, 2009 and 2010 were inadequate to cover fixed charges by $7 million, $19 million, $50 million and $104 million, respectively.

Exhibit 31.1
Certification of Cristóbal Conde
Required by Rule 13a-14(a) or Rule 15d-14(a) and
Section 302 of the Sarbanes-Oxley Act of 2002
I, Cristóbal Conde, certify that:
1. I have reviewed this quarterly report on Form 10-Q of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, “registrant”);
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:
a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 5, 2010

/s/ Cristóbal Conde Cristóbal Conde
President and Chief Executive Officer
SunGard Capital Corp., SunGard Capital Corp.
II & SunGard Data Systems Inc.

Exhibit 31.2
Certification of Robert F. Woods
Required by Rule 13a-14(a) or Rule 15d-14(a) and
Section 302 of the Sarbanes-Oxley Act of 2002
I, Robert F. Woods, certify that:
1. I have reviewed this quarterly report on Form 10-Q of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, “registrant”);
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:
a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 5, 2010

/s/ Robert F. Woods Robert F. Woods
Chief Financial Officer
SunGard Capital Corp., SunGard Capital Corp.
II & SunGard Data Systems Inc.

Exhibit 32.1
Certification of Cristóbal Conde
Required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2010

/s/ Cristóbal Conde Cristóbal Conde
Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2
Certification of Robert F. Woods
Required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Robert F. Woods, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2010

/s/ Robert F. Woods Robert F. Woods
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.